                                                                   EXHIBIT 10.16


                              PRESTON PARK SOUTH



                                LEASE AGREEMENT


                                    between


                         HMS OFFICE, L.P. ("LANDLORD")


                                      and


                 ENTRUST TECHNOLOGIES, INCORPORATED ("TENANT")




                            Date: January 19, 1999

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
I..........................................................................  -1-
         1.1      LEASED PREMISES..........................................  -1-

II.........................................................................  -3-
         2.1      TERM.....................................................  -3-
         2.2      USE......................................................  -3-
         2.3      INITIAL LEASEHOLD IMPROVEMENTS...........................  -3-
         2.4      SURVIVAL.................................................  -3-
         2.5      RELOCATION RIGHT.........................................  -4-

III      -5-
         3.1      RENTAL PAYMENTS..........................................  -5-
         3.2      BASE RENTAL..............................................  -5-
         3.3      SECURITY DEPOSIT.........................................  -9-

IV       -10-
         4.1      SERVICES TO BE FURNISHED BY LANDLORD..................... -10-
         4.2      KEYS AND LOCKS........................................... -13-
         4.3      WINDOW COVERINGS......................................... -13-
         4.4      GRAPHICS................................................. -13-
         4.5      REPAIRS BY LANDLORD...................................... -13-
         4.6      PEACEFUL ENJOYMENT....................................... -13-
         4.7      NO WARRANTIES............................................ -13-
         4.8      FORCE MAJEURE............................................ -13-

V.......................................................................... -14-
         5.1      PAYMENTS BY TENANT....................................... -14-
         5.2      DAMAGE TO PROJECT........................................ -14-
         5.3      CARE OF THE LEASED PREMISES.............................. -14-
         5.4      ASSIGNMENT AND SUBLETTING................................ -14-
         5.5      ALTERATIONS, ADDITIONS, AND IMPROVEMENTS................. -17-
         5.6      LEGAL USE AND VIOLATIONS OF INSURANCE COVERAGE........... -19-
         5.7      LEGAL REQUIREMENTS; RULES OF THE PROJECT................. -19-
         5.8      RIGHTS RESERVED BY LANDLORD.............................. -20-
         5.9      NUISANCE................................................. -20-
         5.10     SUBORDINATION............................................ -20-
         5.11     ESTOPPEL CERTIFICATE..................................... -21-
         5.12     TENANT'S REMEDIES........................................ -21-
         5.13     NAME OF BUILDING AND PROJECT............................. -21-

VI......................................................................... -21-
         6.1      CONDEMNATION............................................. -21-
         6.2      DAMAGES FROM CERTAIN CAUSES.............................. -22-
         6.3      INTENTIONALLY OMITTED.................................... -22-
         6.4      HOLDING OVER............................................. -22-
         6.5      CASUALTY................................................. -22-
         6.6      ATTORNEYS' FEES.......................................... -23-
         6.7      ASSIGNMENTS BY LANDLORD.................................. -23-

         6.8      DEFAULT BY TENANT........................................ -23-
         6.9      INSOLVENCY OR BANKRUPTCY................................. -26-
         6.10     NON-WAIVER............................................... -26-
         6.11     CASUALTY INSURANCE....................................... -26-
         6.12     LIABILITY INSURANCE...................................... -26-
         6.13     HOLD HARMLESS............................................ -27-
         6.14     WAIVER OF SUBROGATION RIGHTS............................. -27-
         6.15     PARKING.................................................. -27-
         6.16     SEVERABILITY............................................. -28-
         6.17     NOTICES.................................................. -28-
         6.18     SUCCESSORS............................................... -29-
         6.19     ENTIRETY................................................. -29-
         6.20     FINANCIAL STATEMENTS..................................... -29-
         6.21     AMENDMENTS............................................... -30-
         6.22     BROKERS.................................................. -30-
         6.23     VACATING THE LEASED PREMISES............................. -30-

VII........................................................................ -30-
         7.1      RENEWAL OPTION........................................... -30-
         7.2      RIGHT OF OFFER........................................... -32-

VIII....................................................................... -33-
         8.1      MISCELLANEOUS............................................ -33-


EXHIBITS
--------

         A        - Description of Land
         B        - Floor Plan of Leased Premises
         C-1      - Tenant Improvements Work Schedule
         C-2      - Schedule of Building Standard Improvements
         D        - Certificate of Commencement Date
         E        - Project Rules & Regulations

                                     INDEX
                                     -----

                                 DEFINED TERMS
                                 -------------

TERM                                                                      PAGE
----                                                                      ----
Access Equipment........................................................    -13-
Actual Tenant...........................................................    -17-
Additional Contractor...................................................  C-1-6
Additional Electrical Equipment.........................................    -11-
Adjacent Building.......................................................     -1-
Affiliate...............................................................    -15-
Annual Reconciliation Payment...........................................     -6-
Base Rental.............................................................     -5-
Base Rental Adjustment..................................................     -6-
Base Rental Rate........................................................     -5-
Basic Cost Component....................................................     -6-
Basic Costs.............................................................     -6-
Bid Documents...........................................................  C-1-2
Bidding Contractors.....................................................  C-1-1
Building................................................................     -1-
Building Operating Hours................................................    -10-
Building Standard.......................................................  C-1-1
Building Standard Improvements..........................................  C-2-1
Building Standard Rated Electrical Design Load..........................    -11-
Building Standard Services..............................................    -10-
Business Days...........................................................    -34-
Commencement Date.......................................................  C-1-5
Common Areas............................................................     -2-
Company.................................................................    -14-
Completion Date.........................................................  C-1-5
Complex.................................................................     -1-
Construction Allowance..................................................  C-1-2
Construction Contract...................................................  C-1-2
Construction Cost.......................................................  C-1-3
Contractor Date.........................................................  C-1-2
Control.................................................................    -15-
Costs...................................................................    -20-
Effective Date..........................................................     -1-
Election Notice.........................................................    -30-
Environmental Laws......................................................    -19-
Event of Default........................................................    -23-
Expense Stop............................................................    -31-
First Month's Rent......................................................     -9-
Garage..................................................................     -1-
General Common Areas....................................................     -2-
Governmental Authority..................................................    -19-
Hazardous Materials.....................................................    -19-
Holidays................................................................    -10-
Initial Leased Premises.................................................  C-1-1
Intent Notice...........................................................    -30-
Interest Rate...........................................................     -5-

Land....................................................................     -1-
Landlord................................................................     -1-
Lease...................................................................     -1-
Leased Premises.........................................................     -1-
Legal Requirements......................................................    -19-
Long Lead Time Items....................................................  C-1-5
Market Base Rental Rate.................................................    -31-
Net Rentable Area.......................................................     -1-
New Premises............................................................     -4-
Notice..................................................................    -15-
Notice of Substantial Completion........................................  C-1-4
Offer Election..........................................................    -32-
Offer Election Period...................................................    -32-
Offer Notice............................................................    -32-
Offer Space.............................................................    -32-
Operating Expenses......................................................     -6-
Outside Contractor......................................................    -18-
Parking Permits.........................................................    -27-
Parking Rental..........................................................    -28-
PCB.....................................................................    -20-
Permitted Affiliate.....................................................    -15-
Project.................................................................     -1-
Project Rules...........................................................    -19-
Punch List..............................................................  C-1-3
Release.................................................................    -20-
Relocation Effective Date...............................................     -4-
Relocation Notice.......................................................     -4-
Remaining Allowance.....................................................  C-1-2
Renewal Option..........................................................    -30-
Renewal Term............................................................    -30-
Rent....................................................................     -5-
Reportable Quantity.....................................................    -20-
Revised Bid Documents...................................................  C-1-2
Right of Offer..........................................................    -32-
RO Expense Stop.........................................................    -33-
RO Space................................................................    -32-
RO Space Rental Commencement Date.......................................    -33-
Security Deposit........................................................     -9-
Service Areas...........................................................     -2-
Substantial Completion..................................................  C-1-4
Substantially Complete..................................................  C-1-4
Successor...............................................................    -20-
Superior Rights.........................................................    -32-
Tenant..................................................................     -1-
Tenant Amounts..........................................................  C-1-3
Tenant Architect........................................................  C-1-1
Tenant Contractor.......................................................  C-1-1
Tenant Delay............................................................  C-1-5
Tenant Engineering Drawings.............................................  C-1-1
Tenant Improvements.....................................................  C-1-1
Tenant Working Drawings.................................................  C-1-1
Term....................................................................     -3-

Usable Area.............................................................     -2-

                                LEASE AGREEMENT
                                ---------------

THE STATE OF TEXAS

COUNTY OF COLLIN


          THIS LEASE AGREEMENT (this "Lease") is made and entered into as of January 19, 1999 (the "Effective Date") between HMS OFFICE, L.P., a Delaware
                       --------------
limited partnership ("Landlord"), and ENTRUST TECHNOLOGIES, INCORPORATED, a
                      --------
Maryland corporation ("Tenant").
                       ------

                             W I T N E S S E T H:
                             - - - - - - - - - -

          In consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord and Tenant hereby agree as follows:

                                      1.

          1.1. LEASED PREMISES. Subject to and upon the terms, provisions and conditions hereinafter set forth, Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord those certain premises (the "Leased
                                                                    ------
Premises") in the building commonly referred to as One Preston Park South as of
--------
the date hereof (the "Building") located at 4975 Preston Park Boulevard in
                      --------
Plano, Texas on the land (the "Land") described on Exhibit A (the Building, the
                               ----                ---------
Land, and all additional improvements and additional facilities now or hereafter located on the Land that serve the Building or the tenants of the Building hereinafter referred to as the "Project"), such Leased Premises being more
                                -------
particularly described as follows:

     Approximately 8,716 square feet of Net Rentable Area (defined below) on Floor 4 of the Building as reflected on the floor plan of Floor 4 attached hereto as Exhibit B.
               ---------

          "Garage" shall mean the parking garage located adjacent to the
           ------
Building which serves the Complex (defined below).

          "Adjacent Building" shall mean the building located on the Land and
           -----------------
commonly referred to as Two Preston Park South, 4965 Preston Park Boulevard, Plano, Texas.

          "Complex" shall mean the Land and the development as it may be
           -------
modified from time to time commonly referred to as Preston Park South located on the Land, including without limitation, the Building, the Adjacent Building, the basement tunnel which connects the Building with the Adjacent Building, the Garage, all central plants, surface parking areas, plaza areas, driveways, walkways, sidewalks, landscaping and water amenities, and other improvements which are adjacent or related thereto, together with such additional improvements and additional facilities now or hereafter located on the Land that serve any of the foregoing.

          "Net Rentable Area" shall mean the area or areas of space within the
           -----------------
Building determined as follows: (i) Net Rentable Area in the case of a full floor leased to a single tenant is determined by measuring from the inside surface of the outer pane of glass and extensions of the plane thereof in non-glass areas to the inside surface of the opposite outer pane of glass and extensions of the plane thereof in non-glass areas and shall include all areas enclosed by such surfaces, excluding only Service Areas (defined below) and General Common Areas (defined below), plus an allocation of the square footage of the General Common Areas, and (ii) Net Rentable Area in the case of a floor leased to more than one tenant (i.e., a multi-tenant floor) shall include the total square footage of all floor areas enclosed by the inside surface of the outer pane of glass and extensions of the plane thereof in non-glass areas and by demising walls (measured from the midpoint of demising walls), excluding only Service Areas and General Common Areas, plus an allocation of the square footage of the Common Areas (defined below) and the General Common Areas. In determining Net Rentable Area pursuant to (i) and (ii) above, no deduction from Net Rentable Area shall be made for columns or projections necessary to the Building.

          "Service Areas" shall mean the total square footage within vertical
           -------------
penetrations such as (and measured from the midpoint of the walls enclosing) Building stairs, elevator shafts, fire towers, flues, vents, stacks, vertical pipe shafts, and vertical ducts; however, structural columns are not included in Service Areas. Areas for the specific use of Tenant or other tenants of the Project or installed at the request of Tenant or other tenants such as special stairs or elevators are not included within the definition of Service Areas.

          "General Common Areas" shall mean the total square footage within (and
           --------------------
measured from the midpoint of the walls enclosing or from the inside surface of the outer pane of glass enclosing, or extensions of the plane thereof in non-glass areas) the Building's elevator machine rooms, main mechanical rooms, loading dock facilities, telephone switch rooms, main electrical rooms, public lobbies (including the main floor lobby of the Building), engineering, security, postal and cleaning areas, and other areas not leased or held for lease within the Building but which are necessary or desirable for the proper utilization of the Building or to provide customary services to the Building. The allocation of the square footage of the General Common Areas referred to in this Section 1.1 shall be equal to the total square footage of the General Common Areas multiplied by a fraction, the numerator of which is the Net Rentable Area of the Leased Premises (excluding the allocation of the General Common Areas) and the denominator of which is the total of all Net Rentable Area of space leased or held for lease as office space or retail space contained in the Building (excluding the allocation of the General Common Areas).

          "Common Areas" shall mean the total square footage of all areas within
           ------------
(and measured from the midpoint of the walls enclosing or inside surface of the outer pane of glass enclosing) public corridors, elevator foyers, rest rooms, mechanical rooms, janitor closets, telephone, electrical and equipment rooms, and other similar facilities for the use of all tenants on the floor on which the Leased Premises are located. The allocation of the square footage of the Common Areas shall be equal to the total square footage of the Common Areas on said floor multiplied by a fraction, the numerator of which is the Net Rentable Area of the portion of the Leased Premises (excluding the allocations of General Common Areas and Common Areas) located on said floor and the denominator of which is the total of all Net Rentable Area on said floor (excluding the allocations of General Common Areas and Common Areas).

          "Usable Area" shall mean (A) in the case of a full floor leased
           -----------
entirely by a single tenant, the Net Rentable Area of the floor area minus the allocation of General Common Areas (it being agreed that Common Areas are included in the calculations of Usable Area in the case of a full floor leased entirely by a single tenant), and (B) in the case of a floor not leased entirely by one tenant, the Net Rentable Area of the floor area minus the allocation of General Common Areas and Common Areas which were included in Net Rentable Area pursuant to this Section 1.1.

          "Initial Leased Premises" shall mean the Leased Premises as of the
           -----------------------
Effective Date (and therefore shall specifically exclude any space added to the Leased Premises after the Effective Date).

          The Net Rentable Area in the Initial Leased Premises has been calculated as of the Effective Date on the basis of the foregoing definition and is hereby stipulated for all purposes hereof to be 8,716 square feet as of the Effective Date (and such amount shall not be adjusted as a result of minor variations resulting from actual construction and completion of the Leased Premises for occupancy so long as such work is done in accordance with the terms and provisions of this Lease).

                                      II.

          2.1  TERM.

          (a) Subject to and upon the terms and conditions set forth herein, or in any exhibit or addendum attached hereto, the term of this Lease (the "Initial
                                                                         -------
Term") shall commence on the Commencement Date (as defined in Exhibit C-1) and
----                                                          -----------
shall expire as to the entire Leased Premises (subject to the provisions of
Section 7.1 and 7.2 hereof) at 6:00 P.M. on the day immediately preceding the same date of the thirty-sixth (36th) calendar month after the Commencement Date. The Initial Term of this Lease may be renewed pursuant to Section 7.1 hereof (the Initial Term and, to the extent renewed and extended, the Renewal Term [defined in Section 7.1] are hereinafter collectively called the "Term").
                                                                  ----

          (b) After the Commencement Date, Landlord shall submit to Tenant and Tenant shall execute and deliver to Landlord within fifteen (15) days of Tenant's receipt thereof from Landlord, a declaration (in the form attached as Exhibit D) to confirm the date upon which the Commencement Date occurred. Tenant
---------
shall have ten (10) days after receipt of such declaration to give written notice to Landlord objecting to the declaration, failing which Tenant shall be deemed to have agreed the declaration is correct and Tenant shall be required to execute the declaration within five (5) days after the expiration of such previous ten (10) day period. If Tenant objects to such declaration within such ten (10) day period, Landlord and Tenant shall work together to resolve their differences. After such differences have been resolved, Landlord and Tenant shall execute the corrected declaration. All payments of Base Rental as adjusted by the Base Rental Adjustment (each as defined in Article III), Parking Rental (defined in Section 6.15) and all other payments required of Tenant herein shall be made as and when required herein, notwithstanding any unresolved objections to the declaration. All such payments shall be based upon Landlord's determination of the Commencement Date of which Landlord will notify Tenant (however, if such Commencement Date occurs as the result of Tenant's occupancy of such portion of the Leased Premises, such notice shall not be required) until such objections have been finally resolved, whereupon any overpayment or any underpayment theretofore made shall be adjusted by reducing or increasing, as the case may be, the next installment of Base Rental coming due by the amount of such overpayment or underpayment, as applicable (and no interest or penalty shall be applied thereto).

          2.2 USE. The Leased Premises are to be used and occupied by Tenant solely for general office purposes consistent with the uses of first class high-rise office buildings in metropolitan Dallas, Texas, and for no other purpose. Notwithstanding anything to the contrary in this Lease, the Leased Premises shall not be used for any purpose which would (i) adversely affect the appearance of the Complex, (ii) be visible from the exterior of, or the public areas of, the Complex, (iii) adversely affect ventilation in other areas of the Complex (including without limitation, the creation of offensive odors), (iv) create unreasonable elevator loads, (v) cause structural loads to be exceeded,
(vi) create unreasonable noise levels, (vii) otherwise unreasonably interfere with Complex operations or other tenants of the Complex, or (viii) violate Legal Requirements (defined in Section 5.7 hereof). In all events, Tenant shall not engage in any activity which is not in keeping with the first-class standards of the Complex.

          Without limiting the foregoing, Tenant agrees that Tenant will not use any part of the Leased Premises for the following uses: health care services (provided that management, administration and related services provided to a health care provider shall not be prohibited hereby; however, in no event may any portion of the Leased Premises be used for the treatment of patients), telephone or telegraph agency, radio, television or other communication station, employment agency, public restaurant or bar, retail, wholesale or discount shop for sale of merchandise, retail service shop, school or classroom (except as incidental to office uses but not as the principal use thereof), or governmental or quasi-governmental bureau, department or agency.

          2.3 INITIAL LEASEHOLD IMPROVEMENTS. Landlord and Tenant each shall comply with the provisions of the Tenant Improvements Work Schedule attached hereto as Exhibit C-1.
          -----------

          2.4 SURVIVAL. Any claim, cause of action, liability or obligation arising during the Term and under the provisions hereof in favor of a party hereto and against or obligating the other party hereto shall survive the expiration or any earlier termination of this Lease.

          2.5 RELOCATION RIGHT. If the Leased Premises are less than 10,000 square feet of Net Rentable Area, then upon written notice to Tenant (the "Relocation Notice"), Landlord may substitute for the Leased Premises other
 -----------------
premises in the Complex (the "New Premises"), in which event the New Premises
                              ------------
shall be deemed to be the Leased Premises for all purposes under this Lease, provided:

               (a) The New Premises must be of substantially comparable size to the Leased Premises and constitute contiguous space on a floor;

               (b) To the extent Tenant shall have incurred any expense in the preparation of the Tenant Working Drawings and/or Tenant Improvements (each as defined in Exhibit C-1 hereto and as may be applicable depending upon
                   -----------
     which, if any, of the foregoing has then been prepared, purchased or installed at the time of Landlord's election to relocate the Leased Premises), Landlord and Tenant shall cooperate in good faith to cause each of such applicable leasehold improvements to be reproduced for the New Premises as closely as practicable as those planned to be installed or installed (as applicable) in the Leased Premises and at Landlord's expense so that Tenant shall not bear the expense in connection therewith by reason of the exercise by Landlord of the relocation right contained herein, and Landlord shall reimburse Tenant for the reasonable actual costs incurred by Tenant to physically move Tenant's personal property from the Leased Premises to the New Premises plus the costs incurred by Tenant to (i) install the office telecommunications and computer equipment then located in the Leased Premises, and (ii) reprint Tenant's stationery and business cards in stock (not to exceed a three (3) month's supply);

               (c)  The effective date of such substitution (the "Relocation
                                                                  ----------
     Effective Date") shall be the date specified in the Relocation Notice
     --------------
     (which date shall not be earlier than sixty (60) days after the date of such Relocation Notice) or, if Landlord is required to perform tenant finish work pursuant to subsection (b) above, then the date such tenant finish work is substantially completed (which date shall be accelerated a day for each day the performance of the tenant finish work is delayed by the actions of Tenant or its agents, employees, contractors or representatives, either by changes to the plans for such work, or otherwise, so that the Relocation Effective Date will be the date the Relocation Effective Date would have occurred but for such delays).

               Tenant shall move from the Leased Premises to the New Premises and shall surrender possession of the Leased Premises as provided in
     Section 5.3 by the Relocation Effective Date. If Tenant occupies the Leased Premises after the Relocation Effective Date, then Tenant's occupancy of the Leased Premises shall be a tenancy at will (and without limiting all other rights and remedies available to Landlord, including without limitation, instituting a forcible detainer suit), Tenant shall pay the Base Rental and Base Rental Adjustment for the Leased Premises as provided in Section 6.4 and all other Rent (defined in Section 3.1) due therefor until such occupancy of the Leased Premises ends (which amounts shall be in addition to, and not in lieu of, the Rent due for the New Premises); and

               (d) All of the terms, covenants and conditions of this Lease, including without limitation, the Base Rental and other Rent payable under this Lease, shall remain the same for the New Premises as are stated herein to be applicable for the Leased Premises except the Lease shall be amended
     (i) to identify the space comprising the New Premises after such relocation as the Leased Premises, (ii) to state the Net Rentable Area of the New Premises, and (iii) to adjust the Base Rental as necessary due to any differences in the Net Rentable Area of the New Premises (however, if the New Premises is larger than the Leased Premises, the Base Rental as to the New Premises shall increase no more than five percent (5%) of the Base Rental that would have been payable by Tenant as to the Leased Premises if such relocation had not occurred).

                                     III.

          3.1  RENTAL PAYMENTS.

          (a) Commencing on the Commencement Date and continuing thereafter throughout the Term, Tenant hereby agrees to pay Base Rental (defined in Section 3.2) as adjusted by the Base Rental Adjustment (defined in Section 3.2) in accordance with this Section 3.1 and Section 3.2. Base Rental as adjusted by the Base Rental Adjustment (excluding the Annual Reconciliation Payment [defined in
Section 3.2 below]) shall be due and payable in twelve (12) equal monthly installments on the first day of each calendar month during the Term (subject to the provisions of subsection (b) below), and Tenant hereby agrees to so pay such rent monthly in advance and without demand to One Preston Park South - HMS Office, L.P., P. O. Box 95403, Chicago, Illinois 60694-5403 (or such other address as may be designated by Landlord from time to time). Notwithstanding the foregoing, Base Rental for the first (1st) month of the Term shall be paid to Landlord on the Effective Date as provided in Section 3.3 below. Parking Rental shall be due and payable in accordance with this Section 3.1 and Section 6.15.

          (b) If the Commencement Date is other than the first day of a calendar month or if this Lease expires or terminates on other than the last day of a calendar month, then the installments of Base Rental and Parking Rental for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. Said installments for such prorated month or months shall be calculated by multiplying the equal monthly installment by a fraction, the numerator of which shall be the number of days of the Term occurring during said commencement or expiration month, as the case may be, and the denominator of which shall be the number of days in said month. Landlord and Tenant hereby agree that the provisions of this Section 3.1(b) shall survive the expiration or termination of this Lease.

          (c) Tenant agrees to pay all rent and other sums of money as shall become due from and payable by Tenant to Landlord under this Lease (collectively, the "Rent") at the times and in the manner provided in this
                    ----
Lease, without abatement, notice, demand, set-off or counterclaim. All Rent in addition to Base Rental shall constitute additional rental under this Lease and Landlord shall be entitled to exercise the same rights and remedies provided for in this Lease for the nonpayment of any Rent. All Rent owed by Tenant to Landlord under this Lease shall bear interest from the date due until payment is received at the rate (the "Interest Rate") equal to the lesser of (i) a per
                           -------------
annum rate equal to the "prime rate" or "base rate" announced by Chase Manhattan Bank or its successor, from time to time (or if the "prime rate" or "base rate" is discontinued, the rate announced by such bank as that being charged to its most creditworthy commercial borrowers), plus three percent (3%), or (ii) the maximum contract interest rate per annum allowed by law.

          (d) If Tenant fails to pay any regular monthly installment of Rent by the fifth (5th) day of the month in which the installment is due, or any other sum or money owed to Landlord within five (5) days after such sums are due and owing to Landlord, Tenant shall pay a late charge equal to the greater of (i) $250.00, or (ii) an amount equal to five percent (5%) of the amount due, for each and every thirty (30) day period that said amount remains unpaid (but in no event shall the amount of such late charge exceed an amount based upon the highest legally permissible contract rate chargeable at any time by Landlord under the circumstances) to compensate Landlord for the administrative expenses incurred. Should Tenant make a partial payment of past due amounts, the amount of such partial payment shall be applied first to reduce all accrued and unpaid late charges, in inverse order of maturity, and then to reduce all other past due amounts, in inverse order of their maturity.

          3.2  BASE RENTAL.

          (a) Tenant hereby agrees to pay as the base annual rental ("Base
                                                                      ----
Rental") for the lease and use of the Leased Premises, an annual amount equal to
------
the product of (x) Twenty-Five and 35/100 Dollars ($25.35) ("Base Rental Rate"),
                                                             ----------------
multiplied by (y) the number of square feet of Net Rentable Area comprising the Leased Premises, subject to increase pursuant to subsection (b) below.

          From and after the expiration of the Initial Term (to the extent Tenant renews and extends this Lease pursuant to Section 7.1), Tenant agrees to pay Base Rental for the Leased Premises at the Base Rental Rate determined in accordance with the provisions of Section 7.1, subject to increase pursuant to subsection (b) below.

          (b) The Base Rental payable under subsection (a) shall be adjusted from time to time in accordance with the following provisions (any such adjustment hereinafter the "Base Rental Adjustment"):
                            ----------------------

               (i) Base Rental includes a component (the "Basic Cost Component")
                                                          --------------------
     attributable to Basic Costs (hereinafter defined) equal to $8.44 per square foot of Net Rentable Area in the Leased Premises. The Basic Cost Component is based on an estimate of Basic Costs to be incurred during calendar year 1999 as of the Effective Date. Prior to January 1 of each calendar year during the Term after the calendar year in which the Commencement Date occurs, or as soon thereafter as reasonably practical, Landlord shall provide an estimate of Basic Costs for the forthcoming calendar year. Tenant shall pay Base Rental for such forthcoming calendar year equal to the Base Rental set forth in subsection (a) above for such time period adjusted upward by an amount equal to the product of (A) the difference between the Basic Cost Component and the coming calendar year's estimated Basic Costs per square foot of Net Rentable Area in the Building, multiplied by (B) the Net Rentable Area of the Leased Premises.

               (ii) By June 1 of each calendar year during Tenant's occupancy, or as soon thereafter as reasonably practical, Landlord shall furnish to Tenant a statement of Basic Costs for the previous calendar year or partial calendar year, as applicable, occurring during the Term. If actual Basic Costs for such calendar year or partial calendar year, as applicable, are greater than Landlord's estimate thereof pursuant to clause (i) above, Tenant shall be obligated to pay to Landlord within thirty (30) days of the delivery of such statement a lump sum payment (which payment shall be deemed a payment of Rent hereunder for all purposes) equal to the product of (x) the Net Rentable Area in the Leased Premises, multiplied by (y) the amount by which actual Basic Costs per square foot of Net Rentable Area in the Building exceed Landlord's estimate thereof for such calendar year or partial calendar year, as applicable. If actual Basic Costs for such calendar year or partial calendar year, as applicable, are less than Landlord's estimate thereof pursuant to clause (i) above, Landlord shall promptly after delivery of such statement make a lump sum payment to Tenant (or at Landlord's option, Landlord may credit such lump sum amount against remaining Base Rental installments for the current calendar year) equal to the product of (A) the Net Rentable Area in the Leased Premises, multiplied by (B) the amount by which estimated Basic Costs per square foot of Net Rentable Area in the Building exceed the actual amount thereof (to the extent such excess was actually paid by Tenant, but in no event shall such payment or credit be in an amount which would result in Tenant paying Base Rental for the applicable calendar year in an amount less than the annual Base Rental specified in subsection (a) above). The effect of this reconciliation payment (the "Annual Reconciliation Payment") is that Tenant
                                  -----------------------------
     will pay during the Term its proportionate share (as defined in clause
     (iii) below) of Basic Costs increases over the Basic Cost Component, and no more. Additionally, Landlord shall not collect from Tenant pursuant to this subsection (b)(ii) any increase in Base Rental in an amount which would result in Landlord collecting from all tenants in the Building in any one
     (1) calendar year an amount in excess of one hundred percent (100%) of Basic Costs for such calendar year. The provisions of this subsection (ii) shall survive the expiration or earlier termination of this Lease.

               (iii) All increases in Basic Costs shall be paid by Tenant in the proportion that the Net Rentable Area of the Leased Premises bears to ninety-five percent (95%) of the total Net Rentable Area of the space leased or held for lease in the Building, or to the total Net Rentable Area of space leased in the Building (if such total leased area is greater than ninety-five percent (95%) of the total Net Rentable Area of space leased or held for lease in the Building).

               (iv) Nothing contained in this subsection (b) shall be construed at any time so as to reduce the annual Base Rental payable hereunder below the amount set forth in subsection (a) above.

          (c)  "Basic Costs," as that term is used herein, shall
                -----------
consist of all Operating Expenses (defined below) of the Project as reasonably allocated by Landlord, computed on an accrual basis and determined in accordance with generally accepted accounting principles consistently applied. "Operating
                                                                     ---------
Expenses," as that term is used herein, shall mean all expenses and costs (but
--------
excluding charges separately paid by other tenants of the Project or other third parties other than through the payment of its share of operating expenses) of every kind and nature that Landlord shall pay or become obligated to pay because of or in connection with the ownership, maintenance, repair, and operation of the Project, including but not limited to, the following:

               (i) Wages, salaries, fees and all related expenses (including, without limitation, taxes, insurance, burdens and benefits and costs incurred in providing same) of all personnel engaged in the operation, maintenance, repair and access control of the Project and personnel who provide traffic control relating to ingress and egress to and from the Garage and surrounding public streets.

               (ii) Cost of all supplies, tools, equipment and materials, whether purchased or leased, used in the operation, maintenance, repair and/or access control of the Project.

               (iii) Cost of utilities for the Project, including but not limited to, water, steam, sewer, waste disposal, gas and electricity, and power for heating, lighting, air conditioning and ventilating the Project (including all Common Areas, General Common Areas and Service Areas).

               (iv) Management fees paid to the property manager for the management of the Project (provided, however, in no event shall Landlord include in Operating Expenses in any one calendar year a net management fee in excess of three percent (3%) of the gross revenues of the Project for such calendar year; and, provided further, however, in lieu thereof, Landlord may charge Tenant separately, and not as a part of Basic Costs, for a management fee contribution which shall not in any one (1) calendar year exceed three percent (3%) of the Base Rental and the Base Rental Adjustment payable by Tenant for such calendar year) and the cost of all maintenance and service agreements for the Project and the equipment therein, including but not limited to, access control service, window cleaning, traffic control, janitorial service, landscape maintenance, and elevator maintenance.

               (v) Legal and accounting costs for the Project, including a reasonable allocation of off-site costs, together with the costs of annual audits of the Project operating costs by certified public accountants.

               (vi) Cost of all insurance relating to the Project, including but not limited to, fire and extended coverage insurance, rental loss or abatement insurance, and casualty and liability insurance applicable to the Project and Landlord's personal property used in connection therewith, plus the cost of all deductible payments made by Landlord in connection therewith.

               (vii) Cost of repairs, replacements and general maintenance (excluding repairs, replacements and general maintenance paid for with proceeds of insurance or condemnation or by third parties).

               (viii)  Any and all common  area  maintenance
         costs related to public areas, including without limitation, sidewalks and landscaping for the Project.

               (ix) All taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they be by taxing districts or any Governmental Authority (defined in Section 5.7 hereof) presently taxing the Project or by others subsequently created, attributable to the Project or its operation and an allocation to the Project of the taxes, assessments and governmental charges for the roads which service the Complex, but excluding, however, taxes and assessments attributable to the personal property of tenants, federal and state taxes on income, death taxes, franchise taxes, and any taxes imposed or measured on or by the income of Landlord from the operation of the Project or imposed in connection with any change of ownership of the Project; provided, however, if the taxing authorities do not separately assess the Project, Landlord may make a reasonable allocation of the taxes, assessments or charges to give effect to this sentence, and provided further, however, that if at any time during the Term, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed or imposed, wholly or partially, as a capital levy or otherwise, on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed with respect to the Project, shall be deemed to be included within Operating Expenses. Consultation, accounting and legal fees and other fees and costs resulting from any challenge of tax assessments as reasonably allocated by Landlord also shall be included in Operating Expenses. Tenant hereby waives any and all rights under Legal Requirements to an administrative or judicial review of any determination of the appraised value of the Project, including without limitation, any rights available under the Texas Tax Code (as amended). It is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Leased Premises to the extent that the same exceed Building Standard Improvements (defined in Exhibit C-2) (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make a reasonable allocation of the ad valorem taxes allocated to the Project to give effect to this sentence). All taxes, assessments and governmental charges shall be included in Operating Expenses in the calendar year in which such taxes, assessments or governmental charges are levied, assessed or imposed without regard to when such taxes, assessments or governmental charges are payable; provided, however, in the case of special taxes and assessments which may be payable in installments, only the amount of each installment accruing during a calendar year shall be included in the Operating Expenses for such year.

               (x) Amortization of the cost, together with reasonable financing charges, of furnishing and installing capital investment items which are (1) included in the Basic Cost Component and any unamortized amount of such costs for subsequent years, (2) primarily for the purpose of reducing Operating Expenses or avoiding increases in Operating Expenses in Landlord's good faith estimate, (3) primarily for the purpose of promoting safety, (4) required to comply with the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. ss. 12101 et seq., or (5) required by Legal Requirements that become effective after the Commencement Date. All such costs shall be amortized over the useful life of the capital investment items with the useful life and amortization schedule being determined in accordance with generally accepted accounting principles.

               (xi) Costs of licenses, permits and inspection fees related to the Project.

               (xii) Any allocation of expenditures for service, repair, maintenance or operation of the Complex attributable to the Project, determined in accordance with generally accepted accounting principles.

               (xiii) Cost of an office in the Building or allocation of a central office in the Complex (if applicable) maintained for management of the Project (but not the costs reasonably allocable to any portion of such office used for leasing activities for the Project).

            Anything in the foregoing provisions hereof to the contrary notwithstanding, Operating Expenses shall not include the following:

               (A) Leasing commissions, attorneys' fees, costs, disbursements and other expenses incurred in connection with negotiations for leases with tenants, other occupants, or prospective tenants or other occupants of the Project, or similar costs incurred in connection with disputes with tenants, other occupants, or prospective tenants or other occupants of the Project.

               (B)  Non-cash  items,  such as deductions
         for depreciation or obsolescence of the Project and the Project equipment, or interest on capital invested (except as provided in clause (x) above).

               (C)  Payments  of principal  and interest
         or other finance charges made on any debt (except as provided in clause
         (x) above), and rental payments made under any ground or underlying lease or leases, except to the extent that a portion of such payments is expressly for ad valorem/real estate taxes or insurance premiums on the Project.

                (D) Costs incurred by Landlord in the sale, financing, refinancing, mortgaging, selling or change of ownership of the Project, including brokerage commissions, attorneys' and accountants' fees, closing costs, title insurance premiums, transfer taxes and interest charges.

                (E) Costs which are to be capitalized in accordance with generally accepted accounting principles not included under Section 3.2(c)(i) through (xiii).

                (F) Costs and expenses attributable to the initial construction of the Project.

                (G) Any penalty charges inccured by Landlord due to Landlord's late payment of taxes, utility bills or other amounts included in Operating Expenses except to the extent Landlord was contesting the payment of any such item in good faith.

                (H) Allowances and other costs and expenses incurred in fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or prospective tenants of the Building, or vacant leasable space in the Building (including permit, license and inspection costs but excluding normal maintenance, repair and replacement costs).

                (I) Cost of any political or charitable donations or contributions.

           (d) If an Annual Reconciliation Payment is due by Tenant to Landlord with respect to the immediately preceding calendar year pursuant to Section 3.2(b)(ii) above, Tenant, at its sole cost and expense, shall have the right (to be exercised by giving notice to Landlord within sixty (60) days after receipt of the statement of Basic Costs for such previous calendar year) to audit and/or inspect Landlord's books and records pertaining only to items affecting Basic Costs for such preceding calendar year; provided that such audit and/or inspection must be commenced and concluded by December 31 of the year following the year to which any such disputed item relates; and provided further that such audit and/or inspection does not unreasonably interfere with the conduct of Landlord's business. Notwithstanding the foregoing, if Tenant elects to audit and/or inspect Landlord's books and records to the extent permitted above, Landlord, in its sole discretion, may elect to furnish Tenant a copy of an audit prepared by a certified public accountant in lieu of Tenant performing the aforementioned audit and/or review.

           (e) Notwithstanding any other provision herein to the contrary, it is agreed that in the event the Net Rentable Area of space leased or held for lease in the Building is not fully occupied or provided with Building Standard Services (defined in Section 4.1) during any partial year or any full calendar year, Basic Costs shall be computed for such year as though the Net Rentable Area of space leased or held for lease in the Building had been fully occupied and provided with Building Standard Services.

           3.3. SECURITY DEPOSIT. Tenant hereby agrees to pay to Landlord on the Effective Date, in cash or by certified check, (a) a sum equal to the Base Rental payment for the first (1st) calendar month of the Term equal in amount to Eighteen Thousand Four Hundred Twelve and 55/100 Dollars ($18,412.55) (the "First Month's Rent") plus (b) a sum equal to Eighteen Thousand Four Hundred
 ------------------
Twelve and 55/100 Dollars ($18,412.55) (the sums in (a) and (b) collectively, the "Security Deposit"). Tenant hereby grants to Landlord a security interest in
     ----------------
the Security Deposit. Upon the occurrence of an Event of Default, Landlord, from time to time, without prejudice to any other remedy, may use the Security Deposit to the extent necessary to make good any arrears of Base Rental, Base Rental Adjustment, Parking Rental or to pay any other sums owed to Landlord, including any sums described in Section 6.8 or to pay the cost of any damage, injury, expense, or liability caused by any default by Tenant under this Lease. Landlord shall have, and Landlord expressly retains and preserves, all rights of setoff and recoupment and any and all similar remedies available under applicable laws or in equity. To the extent an Event of Default has not occurred under this Lease, that portion of the Security Deposit equal to the First Month's Rent (to the extent such portion of the Security Deposit has not otherwise been applied by Landlord pursuant to this Section 3.3) shall be applied by Landlord to Base Rental due by Tenant on the Commencement Date (and if the Commencement Date does not occur on the first
(1st) day of a calendar month and therefore, the First Month's Rent exceeds the Base Rental owed by Tenant on the Commencement Date, such excess portion of the First Month's Rent shall be applied to Base Rental owed by Tenant on the first
(1st) day of the calendar month immediately after the Commencement Date). If an Event of Default has not occurred, any remaining balance of the Security Deposit held by Landlord pursuant to this Section 3.3 shall be returned by Landlord to Tenant within a reasonable period of time after the termination or expiration of this Lease. The Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of a default by Tenant. Tenant shall not be entitled to receive and shall not receive any interest on the Security Deposit, and Landlord may commingle the same with other monies of Landlord. In the event Landlord applies the Security Deposit or any portion thereof to the payment of any sum described above and this Lease is not terminated, Tenant immediately shall deposit with Landlord an amount of money equal to the amount so applied and such amount shall be deemed to be part of the Security Deposit.


                                      IV.

               4.1  SERVICES TO BE FURNISHED BY LANDLORD.

               (a) Landlord shall furnish Tenant during Tenant's occupancy of the Leased Premises the following Building standard services (the "Building
                                                                   --------
Standard Services") so long as an Event of Default has not occurred:
-----------------

                    (i) Subject to Legal Requirements, common use rest rooms with hot and cold domestic water at locations provided for general use of other tenants in the Building.

                    (ii) Central heat and air conditioning in season, subject to curtailment as required by Legal Requirements. Landlord shall furnish such service to Tenant between the hours (the "Building Operating
                                                         ------------------
          Hours") of 8:00 A.M. and 6:00 P.M., Monday through Friday, and 8:00
          -----
          A.M. and 1:00 P.M., Saturday, excluding Holidays (defined below), with equipment designed to perform so that the average indoor conditions maintained in the Leased Premises during Building Operating Hours shall be a minimum of 72 F dry bulb +/-2 in the winter when the outdoor temperature is not lower than 22 F dry bulb and a maximum of 78 F dry bulb +/-2 in the summer when the outdoor temperature is not higher than 92 F dry bulb, assuming sustained peak loading conditions of one (1) person per 311 square feet of Usable Area and a combined light and power demand load of three (3) watts per square foot of Usable Area. As used herein, "Holidays" shall mean the following days (or the day observed in lieu thereof by national banks): New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

                    Upon request of Tenant made in accordance with the Project Rules (defined in Section 5.7), Landlord will furnish air conditioning, ventilating and heating at times other than Building Operating Hours, in which event Tenant shall pay Landlord the then current charges incurred by Landlord to provide such services. As of the Effective Date, the after hour HVAC charge is $35.00 per hour per floor (subject to a two (2) hour minimum); however such charge is subject to increase by Landlord based upon actual increases in costs that Landlord may incur.

                    (iii) Routine maintenance and electric lighting service for all Common Areas on floors on which the Leased Premises are located not leased entirely by Tenant, General Common Areas and Service Areas of the Building.

                    (iv) Janitorial service on a five (5) day per week basis (excluding the Holidays); provided, however, if Tenant's leasehold improvements (including floor coverings) are other than Building Standard Improvements, include a lunchroom, coffee bar or other similar facility for its employees or otherwise require special or additional cleaning in excess of the Building Standard Services, Tenant shall pay the actual additional cleaning cost, if any, incurred by Landlord as the result thereof plus a charge equal to ten percent (10%) of such additional costs for administrative cost recovery.

               (v) Sufficient electrical capacity transformed to a panel box located in the core of each floor of the Leased Premises for (A) machines of low electrical consumption at standard voltage (120 volts, single-phase) to the extent that the total demand load at 100% capacity of said machines of low electrical consumption does not exceed two (2) watts per square foot of Usable Area, and (B) lighting and equipment at high voltage (277 volts, single-phase) to the extent that the total demand load at 100% capacity of said lighting and equipment does not exceed two (2) watts per square foot of Usable Area (each such rated electrical design load to be hereinafter referred to as the "Building Standard Rated Electrical Design Load").
                  ----------------------------------------------

                Should Tenant's non-linear electrical load (created by equipment such as personal computers, television sets, laser printers, copiers or other electronic devices connected to the power system) result in harmonic distortion conditions which cause any adverse effects in the Project, including but not limited to, deration of any transformer, distribution stepdown transformer failures, overheating or melting of neutral conductors, or malfunctioning of various electronic components, Tenant acknowledges that Tenant, at Tenant's sole cost, shall be obligated to eliminate such harmonic distortion conditions and to repair any damage which results from such harmonic distortion within thirty (30) days of Landlord's request. If Tenant fails to eliminate such harmonic distortion and repair such damage caused thereby within such thirty (30) day period, Landlord, at its option, may make such corrections deemed necessary by Landlord to eliminate such harmonic distortion and make such repairs, and Tenant shall pay to Landlord on demand Landlord's cost thereof plus a charge equal to fifteen percent (15%) of such costs for administrative cost recovery.

               Tenant shall cause Tenant's electrical system serving any equipment producing non-linear electrical loads to be designed to accommodate such non-linear electrical loads, including but not limited to, over-sizing neutral conductors, derating transformers and/or providing power line filters. The Tenant Working Drawings (defined in Exhibit C-1) shall include a calculation of Tenant's fully
                      -----------
          connected design load with and without demand factors and shall indicate the number of watts of un-metered and sub-metered loads.

               If Tenant's electrical equipment and lighting require electrical circuits, transformers or other additional equipment in excess of Tenant's pro rata share of the Building's electrical or HVAC systems (which additional equipment shall be hereinafter referred to as the "Additional Electrical Equipment"), Tenant may (at Tenant's cost,
           -------------------------------
          including the cost to design, install, maintain and replace the Additional Electrical Equipment [including the meters]) install the same, provided such installation is compatible with existing Building systems, will not compromise Landlord's ability to provide services to Tenant or other tenants of the Building and will not be burdensome to the Project or to Landlord, in Landlord's reasonable opinion, and Tenant shall pay all operating costs related to that requirement (including, without limitation, the cost of electricity, water or other services consumed through, or in connection with, the Additional Electrical Equipment).

               The method of design and installation of any Additional Electrical Equipment (including any related meter) required by Tenant shall be subject to the prior written approval of Landlord and shall be performed by Landlord at Tenant's sole cost (including a charge equal to ten percent (10%) of such cost for the review and installation of such Additional Electrical Equipment for administrative cost recovery).

               Tenant shall pay to Landlord the cost of electricity consumed in excess of the Building Standard Rated Electrical Design Load as determined by meter, or if not metered, as otherwise reasonably estimated by Landlord, plus any actual accounting expenses incurred by Landlord in connection with the metering thereof. Landlord may cause the entire Leased Premises to be separately metered (at Tenant's expense, including, without limitation, the cost of installing, maintaining, repairing and replacing such meters to the extent necessary), in which event Tenant shall pay the actual cost of electricity consumed by Tenant.

               (vi) All Building Standard (defined in Exhibit C-1) fluorescent
                                                      -----------
          bulb and ballast replacement in all areas of the Building and all incandescent bulb replacement in the Common Areas on floors on which the Leased Premises are located not leased entirely by Tenant, General Common Areas and Service Areas.

               (vii) Perimeter access control for the Building during hours other than Building Operating Hours; PROVIDED, HOWEVER, LANDLORD SHALL HAVE NO RESPONSIBILITY TO PREVENT, AND SHALL NOT BE LIABLE TO TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, VISITORS OR INVITEES FOR, LOSSES DUE TO THEFT OR BURGLARY, OR FOR DAMAGES OR INJURY TO PERSONS OR PROPERTY DONE BY PERSONS GAINING ACCESS TO THE LEASED PREMISES, THE PROJECT OR THE COMPLEX, AND TENANT HEREBY RELEASES LANDLORD FROM ALL LIABILITY FOR SUCH LOSSES, DAMAGES OR INJURY, EVEN IF CAUSED BY LANDLORD'S NEGLIGENCE (BUT NOT TO THE EXTENT CAUSED BY LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT). Tenant shall cooperate fully in Landlord's efforts to maintain access control in the Building and shall follow all regulations promulgated by Landlord with respect thereto.

               (viii) Non-exclusive multiple cab passenger elevator service to the Leased Premises during Building Operating Hours, with passenger elevator service to the Leased Premises by at least one (1) cab twenty-four (24) hours per day, and non-exclusive freight elevator service to the Leased Premises during Building Operating Hours with such freight elevator service available at other times upon reasonable prior notice (however, all of the foregoing shall be subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal Building operating systems).

            In the event Tenant desires Landlord to provide any of the aforementioned services (including heating and air-conditioning) in amounts in excess of Building Standard Services or in addition to the Building Operating Hours, and provided such services are compatible with existing Building systems, will not compromise Landlord's ability to provide services to Tenant or other tenants of the Building and are not burdensome to the Complex or to Landlord, in Landlord's opinion, and so long as an Event of Default is not in existence, Landlord may elect (but is not required) to provide such excess or additional services and Tenant shall pay Landlord as additional rent hereunder the cost of providing such excess or additional services, including without limitation, design, metering, installation and operating costs plus a charge equal to ten percent (10%) of such costs for administrative cost recovery.

            (b) To the extent the services described in Section 4.1(a) require electricity, water, gas, steam or other utility services supplied by public utilities, Landlord's covenants hereunder shall impose on Landlord only the obligation to use its good faith, reasonable efforts to cause the applicable public utilities to furnish the same. Landlord shall not be responsible for, and shall have no liability with respect to, the quality or condition of any services provided by such public utilities.

            (c) Failure by Landlord to any extent to furnish any of the aforementioned services to Tenant, the Leased Premises or the Project, or any cessation (including any partial curtailment) thereof, shall not render Landlord liable in any respect for damages to person, property or otherwise, nor to be construed as an eviction of Tenant, nor work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any of the equipment or machinery utilized in supplying the services listed herein break down, or for any cause cease to function properly, such failure shall not work as an abatement of Rent, nor be construed as an eviction of Tenant, nor relieve Tenant from fulfilling any covenant or agreement contained herein, nor render Landlord liable for damages; provided, however, that should any of such services be interrupted or terminated as a result of Landlord's negligence but not as the result of (i) curtailment in services imposed by any Governmental Authority,
(ii) failure of the public utilities to furnish necessary services, or (iii) Tenant's negligence, gross negligence or willful misconduct (a "Service Interruption") and if, as a result of such Service Interruption, the Leased Premises (or any part thereof) is untenantable, and such Service Interruption continues for a period of five (5) or more consecutive Business Days after Tenant delivered written notice to Landlord of such Service Interruption, then all Rent including, without limitation, Base Rental and Base Rental Adjustment shall abate as to those portions of the Leased Premises rendered untenantable from and including the sixth (6th) Business Day after Landlord's receipt of such written notice from Tenant and shall continue until such space is again tenantable. The foregoing rental abatement shall constitute Tenant's sole and exclusive remedy involving or with respect to a Service Interruption. Notwithstanding the foregoing, if a Service Interruption occurs as a result of or in connection with a fire or other casualty or a taking or condemnation for a public purpose (or a conveyance in lieu thereof), the foregoing rental abatement shall not be available to Tenant, and Landlord's and Tenant's rights and obligations with respect thereto are governed by the provisions of Section 6.1 in the case of a taking or condemnation (or a conveyance in lieu thereof) or Section 6.5 in the case of a fire or other casualty. Should any of the equipment or machinery utilized in supplying the services listed herein break down, or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly.

            4.2 KEYS AND LOCKS. Landlord shall furnish Tenant with thirty-three(33) keys and/or access cards (collectively, the "Access Equipment") for
                                                       ----------------
each corridor door entering the Leased Premises (and additional Access Equipment on an order signed by Tenant, at a charge by Landlord equal to the cost of such Access Equipment plus an additional charge of ten percent (10%) of such cost for administrative cost recovery). All such Access Equipment shall remain the property of Landlord. No additional locks shall be allowed on any door of the Leased Premises and Tenant shall not make or permit to be made any duplicate Access Equipment, except those furnished by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all Access Equipment to the Leased Premises and give to Landlord the keys and/or combination for all locks for safes, safe cabinets and vault doors, if any, in the Leased Premises.

            4.3  WINDOW COVERINGS. Landlord shall provide and install
Building Standard interior window coverings on all exterior windows in the Building as Building Standard Improvements. Tenant agrees to use the Building Standard window coverings on all exterior windows of the Building. Tenant shall not place or maintain any window coverings, blinds or drapes on any exterior window (other than those supplied by Landlord) without Landlord's prior written approval which Landlord shall have the right to grant or withhold in its absolute and sole discretion. Tenant acknowledges that breach of this covenant will directly and adversely affect the exterior appearance of the Project and the operation of the heating, ventilating and air conditioning systems.

            4.4 GRAPHICS. Landlord shall provide and install Tenant's name and suite numerals adjacent to the main entrance door to the Leased Premises. All such letters and numerals shall be in the Building Standard graphics. All graphics of Tenant visible in or from public corridors, elevator cabs or other public areas shall be Building Standard graphics and subject to Landlord's prior written approval in its sole and absolute discretion. Landlord also will be responsible for the initial installation of Tenant's name and suite number in the Building directory located in the main lobby on Floor 1 of the Building. Landlord shall not be liable for any inconvenience or damage occurring as the result of any error or omission in any directory or graphics.

            4.5 REPAIRS BY LANDLORD. Landlord shall be required only to make such improvements, repairs or replacements as may be required for normal maintenance of the Leased Premises, and such additional maintenance as may be necessary because of damage by persons other than Tenant, its agents, employees, invitees or visitors. The obligation of Landlord to maintain and repair the Leased Premises shall be limited to the Building Standard Improvements. Landlord shall not otherwise be obligated to make improvements to, or repairs of, the Leased Premises. All leasehold improvements other than the Building Standard Improvements will be maintained by Tenant or, at Tenant's request, by Landlord at Tenant's expense which shall be an amount equal to Landlord's actual cost plus an additional charge of fifteen percent (15%) of such cost for administrative cost recovery.

            4.6 PEACEFUL ENJOYMENT. Tenant shall, and may peacefully have, hold and enjoy the Leased Premises, subject to the other terms hereof, provided that Tenant pays the Rent herein recited and performs all of Tenant's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownerships of Landlord's interest hereunder.

            4.7 NO WARRANTIES. LANDLORD'S DUTIES AND WARRANTIES ARE LIMITED TO THOSE EXPRESSLY STATED IN THIS LEASE AND SHALL NOT INCLUDE ANY IMPLIED DUTIES OR IMPLIED WARRANTIES, NOW OR IN THE FUTURE. NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE BY LANDLORD OTHER THAN THOSE CONTAINED IN THIS LEASE. TENANT HEREBY WAIVES ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PREMISES WHICH MAY EXIST BY OPERATION OF LAW OR IN EQUITY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF HABITABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

            4.8 FORCE MAJEURE. Landlord and Tenant shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease when prevented from so doing by a cause or causes beyond Landlord's or Tenant's control, respectively, which shall include without limitation, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any materials or services, or acts of God; provided, however, in no event shall the foregoing (1) excuse Landlord or Tenant from, or delay the due date of, any payment obligations under this Lease, or (2) extend the time period within which, or deadline dates by which, notices must be forwarded under this Lease.


                                       V.

            5.1 PAYMENTS BY TENANT. Tenant shall pay all Rent at the times and in the manner herein provided. Any failure by Tenant to pay Rent shall give rise to the rights and remedies provided in Section 6.8.

            5.2 DAMAGE TO PROJECT. Subject to the provisions of Section 6.14, at Tenant's own cost and expense, and by use of a contractor or contractors approved in writing by Landlord, Tenant shall repair or replace in accordance with all Legal Requirements any damage or injury done to the Leased Premises, the Project or the Complex, or any portion thereof, caused by Tenant or Tenant's agents, employees, invitees or visitors, which repairs or replacements must be made to the same or as good a condition as existed prior to such injury or damage; provided, however, Landlord, at its option, may make such repairs or replacements, and Tenant shall repay Landlord on demand the actual cost thereof (plus a charge equal to ten percent (10%) of such costs for administrative cost recovery).

          5.3 CARE OF THE LEASED PREMISES. Subject to the provisions of Section 4.5, at Tenant's own cost and expense, and by use of a contractor or contractors approved in writing by Landlord, Tenant shall keep the Leased Premises and all leasehold improvements in a good and presentable condition, at least similar to the condition as of the Commencement Date, normal wear and tear excepted, and shall perform all repairs and improvements required by any Legal Requirement. If Tenant fails to commence any such repairs to the Leased Premises and the leasehold improvements within ten (10) days after written notice from Landlord, and thereafter diligently proceed with such repair until completion, Landlord, at its option, may make such repair or any replacement deemed necessary by Landlord, and Tenant shall pay to Landlord on demand Landlord's cost thereof plus a charge equal to fifteen percent (15%) of such costs for administrative cost recovery. Tenant shall not commit or allow any waste or damage to be committed on any portion of the Leased Premises, the Project or the Complex. Upon the expiration or any earlier termination of this Lease, Tenant shall deliver up said Leased Premises to Landlord in as good a condition as such premises existed on the date of initial occupancy of the Leased Premises, ordinary wear and tear excepted. Upon the expiration or termination of this Lease, Landlord shall have the right to re-enter and resume possession immediately of the Leased Premises and Tenant's leasehold improvements.

            5.4  ASSIGNMENT AND SUBLETTING.

            5.5 Except as provided in Section 5.4(b), Tenant shall not, without Landlord's prior written consent (which may be withheld in Landlord's absolute discretion), (i) assign, convey, mortgage, pledge, encumber, or otherwise transfer (whether voluntarily, by operation of law, or otherwise) this Lease or any interest hereunder; (ii) allow any lien to be placed upon Tenant's interest hereunder; (iii) sublet the Leased Premises or any part thereof; or
(iv) permit the use or occupancy of the Leased Premises or any part thereof by any one other than Tenant. Any attempt to consummate any of the foregoing without Landlord's consent shall be of no force or effect and shall be an Event of Default under this Lease. For purposes hereof, 5.6. the transfer of the ownership or voting rights in a controlling interest of the voting stock of Tenant (if Tenant is a corporation), 5.7. the transfer of a general partnership interest or the transfer of twenty-five percent (25%) of the limited partnership interests in Tenant (if Tenant is a partnership), 5.8. the merger or consolidation of Tenant with or into any other corporation or entity, or (D) a sale or transfer of fifty percent (50%) or more of Tenant's assets, at any time throughout the Term shall be deemed to be an assignment of this Lease.

            Notwithstanding the provisions of the first sentence of this subsection (a), the consent of Landlord need not be obtained if the assignment or subletting is to an Affiliate (defined below) of Entrust Technologies, Incorporated

("Company") so long as (1) the assignee or sublessee shall be engaged in the
  -------
same field of services as Company, (2) the assignee or sublessee is engaged in a business customarily acceptable for a tenant in a first class high-rise office building in metropolitan Dallas, Texas, (3) any assignee shall assume all of the obligations of Company under this Lease, (4) at the time of such assignment or subletting, this Lease is in full force and effect and there is no breach under this Lease on the part of Tenant, and (5) the assignee's or sublessee's proposed use of the Leased Premises is not in violation of this Lease (such Affiliate of Company complying with clauses (1), (2), (3), (4) and (5), hereinafter a "Permitted Affiliate"). At least ten (10) days prior to the effective date of
 -------------------
any such assignment or sublease to a Permitted Affiliate, Tenant agrees to furnish Landlord with notice of such assignment or sublease and copies of the instruments effecting any such assignment or sublease. Additionally, within thirty (30) days after the effective date of any such assignment or sublease to a Permitted Affiliate, Tenant agrees to furnish Landlord with copies of the fully executed instruments effecting any such assignment or sublease and documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such sublease or assignment. Any such assignee of Tenant must assume and agree in writing to fully perform and observe all of the obligations and agreements of Tenant under this Lease and any such sublessee shall sublease such portion of the Leased Premises subject to the provisions of this Lease. No such assignment or subletting shall relieve Company, any other tenant, or any guarantor of this Lease of any covenants or obligations under this Lease or any such guaranty and Company, any other tenant, and any guarantors of this Lease shall remain fully liable hereunder and thereunder. Notwithstanding anything to the contrary set forth in this Lease, the rights granted to Company under this paragraph of subsection (a) as to assignments and subleases to Permitted Affiliates shall not be assignable by Company, shall inure only to the benefit of Company and shall not be enforceable by any assignee or sublessee of Company.

            As used herein, "Affiliate" shall mean any person or entity
                             ---------
controlling, controlled by, or under common control with, another person or entity. "Control" as used herein means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity (the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interest in, any person or entity shall be presumed to constitute such control).

            (b) Notwithstanding the provisions of Section 5.4(a) above, Tenant shall be permitted to sublease the Leased Premises or assign its interest in this Lease after Tenant initially occupies the Leased Premises subject to the provisions of this Section 5.4(b). If Tenant should desire to assign this Lease or sublet the Leased Premises or any part thereof, Tenant shall give Landlord written notice (which shall specify the proposed economic terms and duration of the proposed sublease or assignment and shall contain information concerning the business, reputation and creditworthiness of the proposed sublessee or assignee as shall be sufficient to allow Landlord to form a commercially reasonable judgment with respect thereto) of Tenant's desire to sublease or assign at least forty-five (45) days in advance of the date on which Tenant desires to make such sublease or assignment (the "Notice"). Landlord then shall have thirty (30) days following receipt of such Notice within which to notify Tenant in writing that Landlord elects, in its sole and absolute discretion, to 5.10. permit Tenant to assign this Lease or sublet such space subject to Landlord's approval of the assignee or sublessee, or 5.11. terminate this Lease as to the space so affected as of the date so specified by Tenant (and as to option (ii) only Tenant will be relieved of all further obligations hereunder as to such terminated space). If Landlord should fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected option (i). If Landlord elects, or is deemed to have elected, option (i), Landlord shall not unreasonably withhold such consent to such sublessee or assignee if (1) any such sublessee or assignee is creditworthy as determined by Landlord and is of a character, kind and type customarily found in first-class office buildings in metropolitan Dallas, Texas, (2) such sublease or assignment does not violate any lease agreement with any other tenant or potential tenant with which Landlord has entered into a lease or a letter of intent (as applicable) in the Complex, and (3) the use of the Leased Premises by such proposed assignee or sublessee is permitted under this Lease. Without limiting the foregoing, in no event shall the following be considered as suitable assignees or sublessees under this subsection (b): any governmental body, agency or bureau (of the United States, any state, county, municipality or any subdivision thereof); any foreign government or subdivision thereof; any health care professional or health care service organization; schools or similar organizations; employment agencies; radio, television or other communication stations; restaurants; and retailers offering retail services from the Leased Premises. If Landlord elects, or is deemed to have elected, option (i) and fails to approve or disapprove any such sublessee or assignee within ten (10) days following Landlord's election or deemed election of option (i), such sublessee or assignee and the proposed sublease or assignment shall be deemed disapproved. If Landlord elects, or is deemed to have elected, option (i) and the proposed sublessee or assignee is approved by Landlord, the following shall apply to the sublease or assignment (and shall be conditions thereto):

                    (1) Each sublessee or assignee shall fully observe all covenants of this Lease, including without limitation, the provisions of Section 2.2 of this Lease, and no consent by Landlord to an assignment or sublease shall be deemed in any manner to be a consent to
         (A) a use not permitted under Section 2.2, or (B) an assignment by Tenant of any rights which are otherwise not assignable pursuant to other provisions of this Lease;

                    (2) At the time of any such assignment or subletting, this Lease is in full force and effect and there is no breach under this Lease on the part of Tenant;

                    (3) Any such assignment or subletting shall be subject to all the terms, covenants and conditions of this Lease and any assignee must assume in writing all the rights and obligations of the assignor hereunder;

                    (4) If the aggregate rental, bonus or other consideration paid by the assignee or sublessee of any such space exceeds the sum of
         (A) the Base Rental as adjusted by the Base Rental Adjustment paid to Landlord for such space during the applicable period, plus (B) the reasonable out-of-pocket third party costs and expenses actually incurred by Tenant under or in connection with such sublease or assignment for (x) broker's commissions paid by Tenant with regard to the transfer, (y) reasonable legal fees with regard to the transfer, and (z) expenses of finishing out or renovation of the space involved [but specifically excluding any charges payable to partners, shareholders or employees of Tenant in connection with such sublease or assignment]), then such excess shall be paid to Landlord within fifteen
         (15) days after receipt by Tenant together with all consideration received in connection with such assignment. With any payment made by Tenant to Landlord under this clause (4), Tenant shall furnish Landlord with an accounting prepared and certified to by Tenant of its determination of the sums owed to Landlord hereunder;

                    (5) No assignment or subletting by Tenant shall relieve Tenant or any guarantor of this Lease of any obligations or covenants under this Lease or any such guaranty and Tenant and any guarantor of this Lease shall remain fully liable hereunder or thereunder (as applicable); and

                    (6) A copy of the original sublease or assignment (and all amendments thereto) shall be delivered to Landlord within fifteen (15) days from the effective date thereof.

               If the proposed sublessee or assignee is approved by Landlord and Tenant fails to enter into the sublease or assignment with the approved sublessee or assignee within one hundred eighty (180) days after the date Tenant submitted its proposal to Landlord, then Landlord's approval of the proposed sublease or assignment shall be deemed null and void and Tenant must comply again with all of the conditions of this Section 5.4.

               (c) If, in accordance with this Section 5.4, the Leased Premises or any part thereof is sublet or occupied by other than Tenant or this Lease is assigned, Landlord, during the continuance of a breach under this Lease on the part of Tenant, if any, may collect rent from the subtenant, assignee or occupant, and apply the net amount collected to Rent due by Tenant to Landlord under this Lease, and Tenant hereby authorizes and directs any such assignee or sublessee to make such payments of rent direct to Landlord upon receipt of notice from Landlord. Additionally, Landlord is authorized and empowered, on behalf of Tenant, to endorse the name of Tenant upon any check, draft, or other instrument payable to Tenant evidencing payment of rent, or any part thereof, and to receive and apply the proceeds therefrom in accordance with the terms of this Lease. No such subletting, assignment, occupancy, or collection shall be deemed (i) a waiver of any of Tenant's covenants contained in this Lease, (ii) a release of any guarantor of this Lease from further performance of its covenants under such guaranty, (iii) a release of Tenant from further performance by Tenant of its covenants under this Lease, or (iv) a waiver of any of Landlord's other rights hereunder.

               (d) Notwithstanding the giving by Landlord of its consent to any sublease or assignment with respect to the Leased Premises, no sublessee or assignee may exercise any renewal options, expansion options, rights of first offer or similar rights under this Lease except (x) in accordance with a separate written agreement entered into directly between such sublessee or assignee and Landlord, or (y) the expansion options and the renewal options may be exercised by any permitted assignee (but not a sublessee) of Tenant's entire interest under this Lease that is a Permitted Affiliate, provided in the event of clauses (x) or (y) Tenant continues to be liable for the performance of all obligations hereunder, as increased or otherwise affected by the exercise of such rights. Tenant may not exercise any renewal options, expansion options, rights of first offer or similar rights under this Lease if Tenant has assigned all of its interest in this Lease to other than a Permitted Affiliate.

               (e) Any attempted assignment or sublease by Tenant in violation of the terms and covenants hereof shall be void and shall be an Event of Default under this Lease. Any consent by Landlord to a particular assignment or sublease shall not constitute Landlord's consent to any other or subsequent assignment or sublease, and any proposed sublease or assignment by a sublessee of Tenant shall be subject to the provisions hereof as if it were a proposed sublease or assignment by Tenant.

               (f) In any subletting undertaken by Tenant, Tenant shall reasonably seek to obtain not less than fair market rental value for subleased space. In any assignment of this Lease in whole or in part, Tenant shall seek to obtain from the assignee consideration reflecting a value of not less than fair market rental value for the space subject to such assignment. Notwithstanding anything to the contrary contained in this Section 5.4, Tenant shall not be permitted to sublease any portion of the Leased Premises or assign this Lease to
(i) any person or entity that is actually a tenant of the Building or Complex at the time the Notice is furnished to Landlord (an "Actual Tenant"), or (ii) any
                                                  -------------
Affiliate of an Actual Tenant if such Affiliate intends to use a significant portion of the Leased Premises subject to such assignment or sublease for purposes of the conduct of the business then being conducted by the Actual Tenant in its leased premises or such Affiliate is entering into such assignment or sublease as a means to circumvent the provisions of clause (i) above.

               (g) Any improvements, additions, or alterations to the Building or the Project that are required by Legal Requirements, or are reasonably deemed necessary or appropriate by Landlord, as a result of any subletting or assignment hereunder, shall be installed and provided without cost or expense to Landlord.

               5.5    ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.

               (a) Tenant shall not permit the Leased Premises to be used for any purpose other than that stated in Section 2.2 hereof, or make or allow to be made any alterations, physical additions or improvements in or to the Leased Premises, or place signs on or in the Leased Premises which are visible from outside the Leased Premises, without first obtaining the prior written consent of Landlord (which consent may be withheld in Landlord's sole discretion). Notwithstanding the foregoing, Landlord will not unreasonably withhold its consent to alterations, physical additions or changes to the Leased Premises that do not adversely affect the Building structural, mechanical, electrical, plumbing, heating, ventilating, air conditioning, life safety or other base Building improvements or systems, provided such changes (i) are not visible from the exterior of the Leased Premises or the Building, (ii) do not affect the exterior of the Building, the structure of the Building or any public areas of the Project, (iii) do not violate any provision of this Lease, (iv) do not violate any Legal Requirements, and (v) will not interfere with the use and occupancy of any other portion of the Project or the Complex by any other tenant or occupant of the Project or the Complex. If Landlord consents to said alterations, improvements, or additions, or placement of signs, Landlord may impose such conditions with respect thereto as are reasonably appropriate, including without limitation, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such work, insurance against liabilities which may arise out of such work, plans and specifications, and permits for such work. Tenant's plans and specifications and construction means and methods shall be subject to Landlord's written approval. Tenant shall furnish to Landlord any documents and information requested by Landlord in connection with the exercise of its rights hereunder. Landlord may hire outside consultants to review such documents and information furnished to Landlord and Tenant shall reimburse Landlord for the cost thereof, including reasonable attorneys' fees, upon demand.

               (b) The work necessary to make any permitted alterations, improvements, or additions to the Leased Premises shall be done at Tenant's expense by contractors approved in writing by Landlord (each such contractor hereinafter referred to as an "Outside Contractor") or, at Landlord's election,
                               ------------------
by Landlord (without cost or expense to Landlord). If Landlord performs any such work, upon completion of such work Tenant shall pay Landlord a fee for Landlord's supervision and administration of such work equal to ten percent (10%) of the cost of such work. All work performed by an Outside Contractor shall be performed in a good and workmanlike manner and in compliance with all Legal Requirements, Landlord's requirements (including without limitation Paragraph 5 of Exhibit C-1), the provisions of this Section 5.5 and all
               -----------
applicable Project Rules. Tenant shall give Landlord at least ten (10) days prior written notice before the commencement of any work pursuant to this
Section 5.5. Additionally, if Landlord does not perform such work it shall be Tenant's responsibility to ensure that the Outside Contractor shall (i) conduct its work in such a manner so as not to unreasonably interfere with any other construction occurring on or in the Project or the Complex or with the transaction of business in the Project and in the Complex; (ii) comply with such reasonable rules and regulations applicable to all work being performed in the Project as may be promulgated from time to time by Landlord; (iii) maintain such insurance and bonds in full force and effect as may be reasonably requested by Landlord or as required by Legal Requirements; and (iv) be responsible for reaching agreement with Landlord as to the reasonable terms and conditions for all contractor items relating to conducting its work. As a condition precedent to Landlord's approving the Outside Contractor pursuant hereto, Tenant and the Outside Contractor shall deliver to Landlord such assurances or instruments as Landlord may reasonably require to evidence the Outside Contractor's compliance or agreement to comply with the provisions of clauses (i), (ii), (iii), and (iv) of this subsection (b). Landlord retains the right to make periodic inspections to assure conformity of the work of the Outside Contractor with the aforementioned rules and regulations and with the plans and specifications approved by Landlord. Within thirty (30) days after substantial completion of any work by Tenant, Tenant, at Tenant's cost and expense, shall furnish Landlord "as-built" drawings of such work and shall cause the architect(s) and/or engineer(s) that performed in connection with the work to prepare a report, in form and substance acceptable to Landlord, for the benefit of Landlord, certifying to the compliance of the work constructed by any Outside Contractor with the plans and specifications approved by Landlord. Each Outside Contractor shall not perform and, upon the request of Landlord, whether written or oral, each Outside Contractor shall cease to perform, any activity that is disruptive to the conduct of business within the Project or Complex or other tenants or occupants of the Project or Complex.

               (c) Any and all such alterations, physical additions or improvements, when made to the Leased Premises by Tenant or on Tenant's behalf, shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease by lapse of time or otherwise; provided, however, this sentence shall not apply to movable equipment, trade fixtures or furniture owned by Tenant. Notwithstanding the foregoing, Tenant shall be obligated to repair any damage to the Leased Premises caused by the removal by Tenant of any such movables and to restore any areas affected by such removal of such movables such that the areas so affected are consistent with surrounding areas. If Tenant fails to remove such movables upon termination of this Lease, Landlord may have the same removed and any resulting damage repaired at Tenant's expense. In such event, such movables will automatically become the property of Landlord and may be disposed of by Landlord in its sole discretion, without any right of reimbursement therefor to Tenant.

               (d) Tenant shall not allow any liens to be filed against the Leased Premises or the Project in connection with the installation of Tenant's improvements in, or any repair or alteration work to, the Leased Premises performed by Tenant or an Outside Contractor. If any such liens shall be filed, Tenant shall cause the same to be released within ten (10) days after the filing thereof by bonding or other method acceptable to Landlord; provided, however, this sentence shall not apply to movable equipment or furniture owned by Tenant. If Tenant shall fail to timely cancel or discharge said lien or liens as required above, Landlord, at its sole option, may cancel or discharge the same and Tenant shall pay to Landlord upon demand, Landlord's cost thereof plus a charge equal to fifteen percent (15%) of such costs for administrative cost recovery. Upon completion of any such work, Tenant shall deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for, labor, services, or material. Tenant shall indemnify and hold harmless Landlord and Landlord's mortgagee from all losses, costs, damages, claims and expenses (including attorneys' fees and costs of suits), liabilities or causes of action arising out of or relating to any alterations, additions or improvements that Tenant or any Outside Contractor makes to the Leased Premises, including any occasioned by the filing of any mechanic's, materialman's, construction or other liens or claims (and all costs or expenses associated therewith) asserted, filed or arising out of any such work. All materialmen, contractors, artisans, mechanics, laborers and other parties hereafter contracting with Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Leased Premises are hereby charged with notice that they must look solely to Tenant for payment of same and Tenant's purchase orders, contracts and subcontracts in connection therewith must clearly state this requirement. Landlord shall have the right at all times to post and keep posted on the Leased Premises any notices permitted or required by Legal Requirements, or that Landlord shall deem proper for the protection of Landlord, the Leased Premises, the Project and any other party having an interest therein, from liens. Without limiting the generality of the foregoing, Tenant shall repair or cause to be repaired at its expense all damage caused by any Outside Contractor, its subcontractors or their employees. Tenant shall reimburse Landlord for any costs incurred by Landlord to repair any damage caused by any Outside Contractor or any costs incurred by Landlord in requiring any Outside Contractor's compliance with the rules and regulations. Additionally, Tenant shall reimburse Landlord for the reasonable costs Landlord may incur to have an engineer review all mechanical, structural, electrical, plumbing and life safety systems installed by any Outside Contractor.

               (e) Tenant agrees specifically that no food, soft drink or other vending machine will be installed within the Leased Premises without Landlord's prior written approval; provided, however, such approval shall not be withheld provided (i) the use of such machines is restricted to Tenant's employees and clients (but not to the general public), and (ii) Landlord approves the location, visibility and condition thereof.

               5.6 LEGAL USE AND VIOLATIONS OF INSURANCE COVERAGE. Tenant shall not occupy or use the Leased Premises, or permit any portion of the Leased Premises to be occupied or used, for any business or purpose other than that stated in Section 2.2 hereof, or for any business or purpose which is unlawful, disreputable or deemed to be extra-hazardous on account of fire, which creates noxious or offensive odors emanating from the Leased Premises, or generates chemicals or hazardous substances. Tenant shall not use, operate or maintain the Leased Premises in such manner that any of the rates for any insurance carried by Landlord or any other owner or occupant of premises in the Complex shall thereby be increased, or in such manner as will affect or cause a cancellation of any such insurance policy.

               5.7  LEGAL REQUIREMENTS; RULES OF THE PROJECT.

               (a) As used in this Lease, "Legal Requirements" shall mean any
                                           ------------------
applicable law, statute, ordinance, order, rule, regulation, decree or requirement of a Governmental Authority, and "Governmental Authority" shall mean
                 ----------------------
the United States, the state, county, city and political subdivisions in which the Project is located or which exercise jurisdiction over the Project, and any agency, department, commission, board, bureau or instrumentality of any of them which exercise jurisdiction over the Project. Tenant shall comply with (and shall indemnify Landlord for Tenant's failure to comply with), and shall cause its employees, contractors and agents to comply with, and shall use its best efforts to cause its customers, visitors and invitees to comply with, all Legal Requirements relating to the use, condition or occupancy of the Leased Premises (including, without limitation, the Americans with Disabilities Act, all Legal Requirements applicable to Tenant's business and operations in the Leased Premises and all orders and requirements imposed by any Health Officer, Fire Marshall, Building Inspector or other Governmental Authority) and with the rules of the Project adopted by Landlord from time to time for the safety, care and cleanliness of the Leased Premises and the Project and for preservation of good order therein (the "Project Rules"). In the event of any conflict between the
                    -------------
provisions of this Lease and the Project Rules, the provisions of this Lease shall control. The initial Project Rules are attached hereto as Exhibit E.
                                                                ---------

               (b) Without limiting the provisions of subsection (a) above, Tenant shall comply with all applicable Legal Requirements regarding health, safety or the environment (the "Environmental Laws"), including without
                                ------------------
limitation the application for and maintenance of all required permits, the submittal of all notices and reports, proper labeling, training and recordkeeping, and timely and appropriate response to any Release (defined below) or other discharge of a substance under Environmental Laws. In no way limiting the generality of the foregoing, Tenant shall not cause or permit the use, generation, storage, Release or disposal in or about the Leased Premises, the Project or the Complex of any substances, materials or wastes subject to regulation under Legal Requirements from time to time in effect concerning hazardous, toxic or radioactive materials (collectively, the "Hazardous
                                                              ---------
Materials"), unless Tenant shall
---------
have received Landlord's prior written consent, which consent Landlord may withhold or revoke at any time in its sole discretion. Additionally, Tenant shall not permit to be present upon the Leased Premises, or contained in any transformers or other equipment thereon, any PCB's. "PCB" means any oil or other
                                                     ---
substance containing polychlorinated biphenyl (as defined in 40 CFR 761.3). Tenant shall not permit any asbestos, or any structures, fixtures, equipment or other objects or materials containing asbestos on the Leased Premises. Tenant shall immediately notify Landlord of the presence of any Reportable Quantity (defined below) of a Hazardous Material on or about the Leased Premises. As used in this Lease, "Reportable Quantity" shall mean that amount defined in the
                -------------------
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, pertinent regulations thereunder or other relevant Environmental Laws.

               Tenant shall indemnify, protect, defend (with counsel reasonably approved by Landlord) and hold Landlord, the directors, officers, shareholders, employees and agents of Landlord, and Landlord's mortgagee harmless from any and all obligations, claims, administrative proceedings, judgements, damages, fines, costs, and liabilities, including reasonable attorneys' fees incurred in enforcing this Lease, performance on Tenant's behalf, or collecting any sums due hereunder, (collectively, the "Costs") that arise directly or indirectly from or in connection with the presence, suspected presence, Release (defined below), or suspected Release of Hazardous Materials arising out of, in connection with, or by reason of the action or inaction of Tenant, or Tenant's officers, directors, partners, agents, employees, contractors, subtenants, invitees and visitors. As used in this Lease, "Release" shall mean any spilling, leaking, pumping,
                     -------
pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles). If Landlord incurs any Costs, Tenant shall pay to Landlord the amount thereof upon demand. Without limiting the generality of the foregoing, there shall be included in Costs, capital, operating, and maintenance costs incurred in connection with any investigation or monitoring of site conditions, any clean up, containment, remedial, removal or restoration work required or performed by any federal, state or local governmental agency or political subdivision or performed by any nongovernmental entity or person.

               5.8 RIGHTS RESERVED BY LANDLORD. Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Leased Premises at all reasonable hours and upon reasonable notice (except for emergencies and routine cleaning for which such entry may be made at any time and without notice) to inspect same, clean or make repairs, alterations or additions thereto and to show same to prospective tenants, subtenants, mortgagees and purchasers as Landlord may deem necessary or desirable. Additionally, Landlord shall have the right from time to time, without unreasonable interference with Tenant's use of the Leased Premises, to decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Complex, or any part thereof, to enter upon the Leased Premises therefor, and to alter or relocate entrances, passageways, doors, corridors, elevators, stairs, rest rooms, or other General Common Areas, Service Areas or Common Areas, and during the continuance of such work, to temporarily close doors, entryways, public space and corridors in the Complex. Tenant shall not be entitled to any abatement or reduction of any sums due under this Lease by reason of the foregoing activities, nor shall such activities be construed to be an eviction of Tenant, a default by Landlord hereunder, or a breach of the covenant of quiet enjoyment.

               5.9 NUISANCE. Tenant shall conduct its business and control its agents, employees, invitees, contractors and visitors in such a manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in its operation of the Complex.

               5.10 SUBORDINATION. This Lease is subject and subordinate to each ground or land lease which may now or hereafter cover all or any part of the Project and to each mortgage or deed of trust which may now or hereafter encumber all or any portion of the Project and to all renewals, modifications, consolidations, replacements and extensions thereof. This Section 5.10 shall be self-operative and no further instrument of subordination need be required by any mortgagee or lessor. Tenant, however, upon Landlord's request, shall execute promptly any appropriate certificate or instrument in confirmation of such subordination. In the event of the enforcement by the lessor under any such ground or land lease or the trustee, the mortgagee or the beneficiary under any such mortgage or deed of trust of the remedies provided for by law or by such ground or land lease, mortgage or deed of trust, Tenant, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement (collectively, "Successor"),
                            ---------
automatically will become the tenant of such Successor without change in the terms or other provisions of this Lease; provided, however, that such Successor shall not be (a) subject to any credits, offsets, defenses or claims which Tenant may have against any prior landlord, (b) bound by any payment of Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, (c) bound by any amendment or modification of this Lease made after the applicable ground or land lease, mortgage or deed of trust is placed against the Project (and Tenant has been given notice thereof) without the written consent of such trustee, mortgagee, beneficiary or landlord, (d) liable for any act, omission, neglect or default of any prior landlord, or (e) required to make any capital improvements to the Complex or the Leased Premises which Landlord may have agreed to make but had not completed. Notwithstanding the foregoing, the holder of any ground or land lease that may affect all or any portion of the Project or the holder of any mortgage or deed of trust that may encumber all or any portion of the Project may elect at any time to cause their interest in the Project to be subordinate and junior to Tenant's interest under this Lease by filing an instrument in the real property records of Collin County, Texas effecting such election and providing Tenant with notice of such election.

               5.11. ESTOPPEL CERTIFICATE. Within ten (10) Business Days after Landlord's request, Tenant will execute an estoppel certificate certifying as to such facts (if true) as Landlord (or mortgagees, ground or land lessors or proposed purchasers of the Project) may reasonably request (including, in the case of mortgagees or ground or land lessors, reasonable notice and cure provisions). Failure to deliver such estoppel certificate within such ten (10) Business Day period shall be deemed Tenant's agreement to and acknowledgment of the statements contained therein.

               5.12. TENANT'S REMEDIES. Tenant specifically agrees to look solely to Landlord's (or its successors') interest in the Project for the recovery of any judgment from Landlord, it being agreed that Landlord (and if Landlord is a partnership, its partners [direct or indirect, general or limited], or if Landlord is a corporation, its directors, officers or any successors in interest) shall never be personally liable for any such judgment.

               5.13. NAME OF BUILDING AND PROJECT. Tenant shall not utilize the name of the Building, the Project or the Complex for any purpose whatsoever, except to identify the location of the Leased Premises in Tenant's address. Landlord shall have the right to change the name of the Building and/or the Complex or the design or construction thereof whenever Landlord, in its sole discretion, deems it appropriate without any liability to Tenant and without any consent of Tenant being necessary.

                                      VI.

               6.1.   CONDEMNATION.

               (a) If the Leased Premises shall be taken or condemned (or sold in lieu thereof) for any public purpose to such an extent as to render the Leased Premises untenantable, either party shall have the right to terminate this Lease by giving notice of such election to terminate to the other party within ten (10) days from the date of such condemnation or taking (or sale in lieu thereof), which termination shall be effective on the date of the transfer of possession of the Leased Premises to the condemning authority. If only a portion thereof shall be so taken so as not to render the remainder untenantable, this Lease shall not terminate, and Base Rental shall be diminished by an equitable amount (based upon the square footage of Net Rentable Area so taken) and Landlord shall, to the extent practicable, restore the Leased Premises so that the remaining portion of the Leased Premises shall be partitioned off from the portion so taken or condemned; however, Landlord shall be obligated to restore or rebuild the damaged property only to the extent the holder of any mortgage or deed of trust or the landlord under any ground lease makes the proceeds of such taking available to Landlord for the purposes of rebuilding and restoration, or if no mortgage or ground lease then affects the Complex or Project, then only to the extent of the net proceeds of such taking. If all or substantially all of the Complex or Project (whether or not the Leased Premises are affected), or a portion of the Complex or Project (whether or not the Leased Premises are affected) as to cause the remainder of the Complex or Project not to be economically feasible to operate, as reasonably determined by Landlord, should be taken or condemned (or sold in lieu thereof) for any public purpose, then this Lease, at the option of Landlord upon the giving of notice to Tenant within ten (10) days from the date of such condemnation or taking (or sale in lieu thereof), shall cease and terminate effective on the date of the transfer of possession of the Leased Premises to the condemning authority. If this Lease is terminated in accordance with this Section 6.1(a), Base Rental shall be apportioned on a per diem basis and shall be payable through the effective date of the termination. All proceeds from any taking or condemnation (or sale in lieu thereof) of the Leased Premises or any portion of the Complex shall belong to and be paid to Landlord, and Tenant shall not be entitled to any portion of such award (except that Tenant shall have all rights permitted under the laws of the State of Texas to appear, claim and prove in proceedings relative to such taking6.3. the value of any fixtures, furnishings, and other personal property which are taken but which under the terms of this Lease Tenant is permitted to remove at the end of the Term, 6.4. the unamortized cost [such costs having been amortized on a straight line basis over the Term excluding any renewal terms] of Tenant's leasehold improvements which are taken that Tenant is not permitted to remove at the end of the Term and which were installed solely at Tenant's expense [i.e., not paid for by Landlord or purchased with allowances provided by Landlord], and 6.5. relocation and moving expenses, but not the value of Tenant's leasehold estate created by this Lease and only so long as such claims in no way diminish the award Landlord receives from the condemning authority).

               (b) In the event of any taking or condemnation for any public purpose of the Leased Premises or any portion thereof occurs for one hundred eighty (180) days or less, then it shall be deemed a temporary taking, this Lease shall continue in full force and effect, Landlord shall be under no obligation to make any repairs or alterations, and at Landlord's option either
(i) there shall be no abatement of Base Rental and all proceeds of such taking relating to the Term occurring during such taking shall belong to Tenant, or
(ii) Base Rental shall be diminished by an equitable amount (based upon the square footage of Net Rentable Area so taken) for the period of time the Leased Premises are so taken and Landlord shall be entitled to the proceeds of such taking.

               6.2. DAMAGES FROM CERTAIN CAUSES. Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, casualty, vandalism, acts of God, public enemy, injunction, riot, strike, inability to procure materials, insurrection, war, court order, requisition or order of governmental body or authority, or for any other causes beyond Landlord's reasonable control, or for any damage or inconvenience which may arise through repair or alteration of the Leased Premises, the Project, or the Complex. All goods, property or personal effects stored or placed by Tenant in or about the Complex shall be at the sole risk of Tenant.

               6.3. INTENTIONALLY OMITTED.

               6.4. HOLDING OVER. In the event of holding over by Tenant after expiration or termination of this Lease without the consent of Landlord, Tenant shall be deemed a tenant at will and shall pay, as Base Rental for each month or any part thereof of any such holdover period, the greater of (a) one hundred seventy-five percent (175%) of the Base Rental and Base Rental Adjustment which Tenant was obligated to pay for the month immediately preceding the end of the Term, or (b) one hundred seventy-five percent (175%) of the prevailing market rent for the Leased Premises (as reasonably determined by Landlord), (plus any additional rent provided for under this Lease). No holding over by Tenant after the Term shall operate to extend the Term. Additionally, in the event of any unauthorized holding over by Tenant, Tenant shall indemnify Landlord against (i) all claims for damages by any other lessee to whom Landlord may have leased all or any part of the Leased Premises covered hereby, and (ii) all other losses, costs and expenses, including attorneys' fees, incurred by Landlord by reason of such holding over. Any holding over with the consent of Landlord in writing shall thereafter constitute this Lease a lease from month to month.

               6.5. CASUALTY. In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give notice thereof to Landlord. If the Leased Premises shall be destroyed by fire or other casualty so as to render the Leased Premises untenantable in whole or in part, Base Rental shall abate equitably thereafter as to the portion of the Leased Premises rendered untenantable (based upon the square footage of the Net Rentable Area rendered untenantable) until the earlier to occur of 6.10. sixty (60) days after the date Tenant is permitted to commence repair of its leasehold improvements for the portion of the Leased Premises so damaged, or 6.11. the date the Leased Premises are made tenantable. Landlord agrees to commence and prosecute repair of the Building Standard Improvements promptly and with all due diligence, and Tenant agrees to commence and prosecute repair of its leasehold improvements promptly and with all due diligence, subject in each case to delays for insurance adjustments and delays caused by matters beyond the applicable party's control, zoning laws and building codes then in effect, and to the termination rights set forth below. In the event any portion of the Complex is damaged by fire or other casualty, and if such damage is such that Landlord cannot reasonably be expected to substantially complete its repair work within one hundred eighty (180) days after the date of casualty, as reasonably estimated by a responsible contractor selected by Landlord, then Landlord shall have the right to terminate this Lease and all Rent owing under this Lease up to the time of such destruction or termination shall be paid by Tenant and thenceforth this Lease shall cease and come to an end. Landlord shall give Tenant written notice of its decisions, estimates or elections under this
Section 6.5 within sixty (60) days after any such damage or destruction. In the event any portion of the Leased Premises is damaged by fire or other casualty, and if such damage is such that Landlord cannot reasonably be expected to substantially complete its repair work of the Building Standard Improvements within the Leased Premises within one hundred eighty (180) days after the date of the casualty to the extent necessary to allow Tenant to commence repair of its leasehold improvements, as reasonably estimated by a responsible contractor selected by Landlord, and Landlord has not terminated this Lease as herein provided, then Tenant shall have the right, within thirty (30) days after Landlord delivers the estimate to Tenant of time to restore, to terminate this Lease. Notwithstanding anything to the contrary contained in this Section 6.5, if at the time of any damage to the Complex, less than one (1) year remains in the Term, then Landlord, at Landlord's sole option, shall have the right to terminate this Lease. Additionally, notwithstanding anything to the contrary contained in this Section 6.5, (a) Landlord shall be obligated to restore or rebuild (i) the damaged property only to the extent of the net insurance proceeds made available to Landlord for restoration or rebuilding by the holder of any mortgage or deed of trust or lessor under any ground lease, and (ii) only the portion of the Leased Premises that consists of Building Standard Improvements and only to the condition that existed immediately prior to the casualty, and nothing herein shall be construed to obligate Landlord under any circumstances to repair or restore any of Tenant's leasehold improvements in excess of Building Standard Improvements, and (b) if the Leased Premises, the Project, or the Complex, or any portion thereof, shall be damaged through the negligence or willful misconduct of Tenant or any of its agents, employees or invitees, the cost of any repairs made by Landlord not covered by insurance proceeds received by Landlord shall be paid by Tenant and Rent shall continue unabated.

               6.6. ATTORNEYS' FEES. In the event Tenant or Landlord defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and the nondefaulting party places the enforcement of this Lease, or any part thereof, or the collection of any sums due, or to become due hereunder, or recovery of the possession of the Leased Premises, in the hands of an attorney, or files suit upon the same, the defaulting party agrees, to the extent permitted by applicable law, to pay the nondefaulting party all reasonable attorneys' fees incurred by the nondefaulting party if such suit is successful. In addition, if Tenant requests any consent of Landlord to any assignment or sublease, or otherwise requests any consent or other action on the part of Landlord, and Landlord deems it necessary for any documents to be prepared or reviewed by its counsel, Tenant shall pay all reasonable attorneys' fees and expenses incurred by Landlord in connection therewith.

               6.7. ASSIGNMENTS BY LANDLORD. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Project and/or the Complex and property referred to herein, and in such event and upon its transferee's assumption of Landlord's obligations thereafter accruing hereunder (any such transferee to have the benefit of, and be subject to, the provisions of Section 4.6 and Section 5.12), no further liability or obligation shall thereafter accrue against Landlord hereunder. Upon request by Landlord, Tenant agrees to execute a certificate certifying such facts (if true) as Landlord may reasonably require in connection with any such assignment by Landlord.

               6.8. DEFAULT BY TENANT. The occurrence of any of the following events and the expiration of any grace periods hereafter described shall constitute an "Event of Default" under this Lease on the part of Tenant:
               -----------------

                    (a) Tenant shall fail to pay any sum to be paid by Tenant under this Lease, and such failure shall continue for five (5) days after Tenant's receipt of written notice from Landlord (provided that Landlord shall only be obligated to give Tenant written notice of any monetary default twice in any twelve (12) month period, and thereafter Tenant shall be deemed in default within five (5) days after failure to make such payment without requirement of notice from Landlord);

                    (b) Tenant shall assign its interest in this Lease or sublet any portion of the Leased Premises except as permitted in this Lease or Tenant shall otherwise breach the provisions of Section 5.4 of this Lease;

                    (c) a breach shall be made in the performance of any of the other covenants or conditions which Tenant is required to observe and to perform (other than those referred to in subsections (a) and (b) above), and such breach shall continue for fifteen (15) days after notice from Landlord of such breach (unless with respect to any default which cannot be cured within fifteen (15) days due to causes beyond Tenant's reasonable control, Tenant, in good faith, after receiving such notice, shall have commenced and thereafter shall continue diligently to perform all action necessary to cure such default);

                    (d) if Tenant or any guarantor of this Lease is a corporation, Tenant or any such guarantor shall cease to exist as a corporation in good standing in the state of its incorporation, or, if Tenant or any guarantor of this Lease is a partnership or other entity, Tenant or any such guarantor shall be dissolved or otherwise liquidated;

                    (e) if the interest of Tenant under this Lease shall be subjected to any attachment, execution, levy or other judicial seizure pursuant to any order or decree entered against Tenant in any legal proceeding that is not stayed (so as to prevent seizure) pending appeal and such order or decree is not vacated or bonded against so as to prevent seizure upon the earlier to occur of (aa) fifteen (15) days prior to the sale of such interest pursuant to such order or decree, or (bb) thirty (30) days after entry of the order;

                    (f) Tenant shall fail or refuse to move into or take possession of the Leased Premises within thirty (30) days after the Commencement Date; or

                    (g) if a breach occurs under, or any guarantor of this Lease neglects or fails to perform or observe, any covenant, term, provision, or condition contained in any such guaranty of this Lease.

               If an Event of Default on the part of Tenant shall have occurred under this Lease, then or at any time thereafter while such Event of Default continues, Landlord, at Landlord's option, may have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

                    (i) Landlord, with or without terminating this Lease, may immediately or at any time thereafter re-enter the Leased Premises and correct or repair any condition which shall constitute a failure on Tenant's part to keep, observe, perform, satisfy or abide by any term, condition, covenant, agreement or obligation of this Lease and Tenant shall fully reimburse and compensate Landlord on demand for the costs incurred by Landlord in doing so; or

                    (ii) Landlord may terminate this Lease and forthwith repossess the Leased Premises and remove all persons or property therefrom, and be entitled to recover forthwith as damages a sum of money equal to the total of (A) the cost of recovering the Leased Premises (including, without limitation, reasonable attorneys' fees and costs of suit), (B) the cost as reasonably estimated by Landlord of any alterations of, or repairs to, the Leased Premises which are necessary or proper to prepare the same for reletting, (C) the unpaid Rent owed at the time of termination, plus interest thereon from due date at the Interest Rate, (D) the present value of the balance of the Rent for the remainder of the Term less the present value of the fair market rental value (and in computing the fair market rental value the factors taken into account shall include without limitation the market rental concessions and the time necessary to relet the Leased Premises) of the Leased Premises for said period (in each case using a discount rate of eight percent (8%) per annum), and (E) any other sum of money and damages owed by Tenant to Landlord; or

                    (iii) Landlord may terminate Tenant's right of possession (but not this Lease) and may repossess the Leased Premises by forcible entry or detainer suit or otherwise without demand or notice of any kind to Tenant and without terminating this Lease, and remove all persons or property therefrom, using such force as may be necessary (Tenant hereby waiving any claim by reason of such reentry, repossession or removal or by issuance of any distress warrant or writ of sequestration), in which event Landlord may (but shall be under no obligation to do so unless required by law), relet the Leased Premises or any part thereof for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord (however, to the extent Landlord is so required by law to relet the Leased Premises, Landlord shall be under no obligation to relet the Leased Premises or any portion thereof in preference to any other space in the Complex or on terms unsatisfactory to Landlord). For the purpose of such reletting Landlord is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Leased Premises, or provide leasing inducements or brokerage commissions that may be necessary or convenient, and (A) if Landlord shall fail or refuse to relet the Leased Premises, or (B) if relet and a sufficient sum shall not be realized from such reletting (after paying the unpaid amounts due hereunder earned but unpaid at the time of reletting plus interest thereon at the Interest Rate, the cost of recovering possession [including, without limitation, attorneys' fees and costs of suit], all of the costs and expenses of such decorations, repairs, changes, alterations and additions and all other expenses of such reletting [including, without limitation, leasing inducements and brokerage commission] and of the collection of the rent accruing therefrom) to satisfy the Rent provided for in this Lease to be paid, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods or, if the Leased Premises have been relet, Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time as the same accrues or becomes due. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section 6.8 from time to time on one or more occasions without Landlord being obligated to wait until expiration of the Term, and no delivery or recovery of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. If Landlord re-enters the Leased Premises or terminates this Lease pursuant to any of the provisions of this Lease, Tenant hereby waives all claims for damages which may be caused by such re-entry or termination by Landlord. No such re-entry or termination shall be considered or construed to be a forcible entry; or

                    (iv) Landlord is entitled and is hereby authorized, without any notice to Tenant whatsoever, to enter upon the Leased Premises by use of a master key, a duplicate key, picking the locks, or other peaceable means, and to change, alter, and/or modify the door locks on all entry doors of the Leased Premises, thereby excluding Tenant, and its officers, principals, agents, employees, visitors and representatives therefrom. In the event that Landlord has either terminated Tenant's right of possession to the Leased Premises pursuant to the foregoing provisions of this Lease, or has terminated this Lease by reason of the Event of Default, Landlord shall not thereafter be obligated to provide Tenant with a key to the Leased Premises at any time; provided, however, that in any such instance, during Landlord's normal business hours and at the convenience of Landlord, and upon the written request of Tenant accompanied by such written waivers and releases as Landlord may require, Landlord will escort Tenant or its authorized personnel to the Leased Premises to retrieve any personal belongings or other property of Tenant not subject to Landlord's liens or security interests described in this Lease or available under applicable laws. If Landlord elects to exclude Tenant from the Leased Premises without permanently repossessing the Leased Premises or terminating this Lease pursuant to the foregoing provisions of this Lease, then Landlord (at any time prior to permanent repossession or termination) shall not be obligated to provide Tenant a key to re-enter the Leased Premises until such time as all delinquent Rent has been paid in full and all other Events of Default, if any, have been completely cured to Landlord's satisfaction, and Landlord has been given assurance reasonably satisfactory to Landlord evidencing Tenant's ability to satisfy its remaining obligations under this Lease. During any such temporary period of exclusion, Landlord will, during Landlord's regular business hours and at Landlord's convenience, upon written request by Tenant, escort Tenant or its authorized personnel to the Leased Premises to retrieve personal belongings of Tenant or its employees, and such other property of Tenant as is not subject to Landlord's liens and security interests described in this Lease or available under applicable laws. The provisions hereof shall override and control any conflicting provisions of Section 93.002 of the Texas Property Code (as amended).

               6.9. INSOLVENCY OR BANKRUPTCY . The appointment of a receiver to take possession of all or substantially all of the assets of Tenant or any guarantor of any of Tenant's obligations under this Lease, or any general assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant or any such guarantor under any insolvency, bankruptcy, or reorganization act, other than an involuntary proceeding that is dismissed or bonded against within twenty (20) days after the filing thereof, shall at Landlord's option, constitute a breach of this Lease by Tenant. Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy or a proceeding in lieu thereof and, in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant or any such guarantor under any bankruptcy, insolvency, or reorganization proceeding.

               6.10. NON-WAIVER . No failure or delay of Landlord in any one instance to exercise any remedy or power given it herein or to insist upon strict performance by Tenant of any obligation imposed on it herein in any other instance shall constitute a waiver or a modification of the terms hereof by Landlord in any one instance or any right it has herein to demand strict compliance with the terms hereof by Tenant in any other instance. Additionally, no express written waiver by Landlord shall affect any condition other than the condition specified in such express written waiver and only for the time and in the manner specifically stated. A receipt by Landlord of any Rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent due under this Lease shall be deemed to be other than an account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided. No course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Leased Premises before the termination of the Term by Landlord or any employee of Landlord shall constitute a waiver of any such breach or of any term, covenant or condition of this Lease or operate as a surrender of this Lease. All of the remedies permitted or available to Landlord under this Lease, or at law or in equity, shall be cumulative and not alternative and the exercise of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other permitted or available right or remedy.

               6.11. CASUALTY INSURANCE . Landlord shall maintain fire and extended coverage insurance on the entire Project (excluding leasehold improvements and the personal property of tenants) and on the Building Standard Improvements in amounts desired by Landlord. Said insurance shall be maintained at the expense of Landlord (which expense is to be included in Operating Expenses) with an insurance company authorized to insure properties in the State of Texas. All payments for losses thereunder shall be made solely to Landlord. If the annual premiums to Landlord for such casualty insurance exceed the standard premium rates because of the nature of Tenant's operations, contents or improvements beyond Building Standard Improvements or because the same result in extra-hazardous exposure, then Tenant shall upon receipt of copies of appropriate premium invoices promptly reimburse Landlord for such increases in such premiums. Tenant shall maintain at its expense fire and extended coverage insurance on the full insurable value of all of the leasehold improvements and Tenant's personal property, including removable trade fixtures, located in the Leased Premises and on the full insurable value of all additions and improvements (including fixtures) made by Tenant and not required to be insured by Landlord above. Upon request of Landlord, Tenant shall deliver to Landlord a duly executed certificate of insurance reflecting Tenant's maintenance of the insurance required under this Section 6.11.

               6.12. LIABILITY INSURANCE. Landlord and Tenant each shall maintain separate policies of commercial general liability insurance with the premiums thereon fully paid in advance, issued by and binding upon an insurance company authorized to transact business in Texas and of good financial standing, such insurance to afford minimum protection of not less than $2,000,000.00 in respect of bodily injury or death and/or property damage in respect of any one occurrence; provided, however, that Tenant shall carry such greater limits of coverage as Landlord may reasonably request from time to time so long as Landlord maintains similar limits of coverage. The insurance required to be maintained by Tenant hereunder shall name Landlord's mortgagee as an additional insured.

               6.13. HOLD HARMLESS. Except as otherwise expressly provided in this Lease to the contrary, Landlord shall not be liable to Tenant, or to Tenant's agents, servants or employees for any damage to person or property caused by the negligence or intentional torts of Tenant, or its agents, servants or employees, and Tenant agrees to indemnify and hold Landlord harmless from all liability and claims for any such damage. Except as otherwise expressly provided in this Lease to the contrary, Tenant shall not be liable to Landlord, or to Landlord's agents, servants or employees for any damage to person or property caused by the negligence or intentional torts of Landlord, or its agents, servants or employees, and Landlord agrees to indemnify and hold Tenant harmless from all liability and claims for any such damage.

               6.20. WAIVER OF SUBROGATION RIGHTS. ANYTHING IN THIS LEASE TO THE CONTRARY NOTWITHSTANDING, LANDLORD AND TENANT EACH HEREBY WAIVES ANY AND ALL RIGHTS OF RECOVERY, CLAIM, ACTION OR CAUSE-OF-ACTION, AGAINST THE OTHER, ITS AGENTS (INCLUDING PARTNERS, BOTH GENERAL AND LIMITED), OFFICERS, DIRECTORS, SHAREHOLDERS, CUSTOMERS, INVITEES, OR EMPLOYEES, FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO THE LEASED PREMISES, OR ANY IMPROVEMENTS THERETO, OR THE COMPLEX OF WHICH THE LEASED PREMISES ARE A PART, OR ANY IMPROVEMENTS THEREON, OR ANY PERSONAL PROPERTY OF SUCH PARTY THEREIN, BY REASON OF FIRE, THE ELEMENTS OR ANY OTHER CAUSE WHICH IS OR IS REQUIRED TO BE INSURED AGAINST UNDER THE INSURANCE POLICIES REFERRED TO IN SECTION 6.11 HEREOF, REGARDLESS OF CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF THE OTHER PARTY HERETO, ITS AGENTS, PARTNERS, SHAREHOLDERS, OFFICERS, DIRECTORS, CUSTOMERS, INVITEES OR EMPLOYEES, AND COVENANTS THAT NO INSURER SHALL HOLD ANY RIGHT OF SUBROGATION AGAINST SUCH OTHER PARTY. LANDLORD AND TENANT SHALL ADVISE INSURERS OF THE FOREGOING WAIVER AND SUCH WAIVER SHALL BE A PART OF EACH POLICY MAINTAINED BY SUCH PARTY.

               6.15. PARKING .

               (a) At all times during the Term, Landlord agrees to furnish and Tenant agrees to pay for and lease, parking rights for (i) twenty-six (26) vehicles in the general parking area ("General Parking Permits") and (ii) zero
                                       -----------------------
(0) vehicles in the reserved parking area ("Reserved Parking Permits"), as each
                                            ------------------------
such area is designated by Landlord in the Garage (collectively, the "Parking
                                                                      -------
Permits"). No specific spaces in the Garage are to be assigned to Tenant but
-------
Landlord will issue to Tenant the aforesaid number of parking stickers and/or cards each of which will authorize parking in the Garage of a vehicle on which the sticker is displayed, or Landlord will provide a reasonable alternative means of identifying and controlling vehicles authorized to be parked in the Garage. Landlord may designate the area within which each such vehicle may be parked, and Landlord may change such designations from time to time.

               Additionally, commencing on the Commencement Date and continuing through and until the Expiration Date, Tenant shall have the right, subject to availability, which shall be determined by Landlord in Landlord's sole discretion, to elect at any time during the Term to lease up to an aggregate of fourteen (14) additional permits (the "Optional Parking Permits") to park
                                       ------------------------
vehicles in the general parking area designated by Landlord in the Garage. Tenant shall request such Optional Parking Permits from Landlord in writing at least thirty (30) Business Days prior to the commencement of the calendar month Tenant requires such permits. If Landlord determines such requested Optional Parking Permits are available and such Optional Parking Permits are leased to Tenant, Landlord or Tenant may terminate Tenant's right to any or all of the Optional Parking Permits then issued to Tenant upon thirty (30) Business Days written notice to the other party prior to the commencement of the calendar month Landlord or Tenant requires such termination (but Tenant may request the issuance or termination of such Optional Parking Permits only one (1) time with respect to each calendar month of the Term of the Lease); provided however, at no time during the Term of the Lease shall the number of Optional Parking Permits issued to Tenant during any calendar month exceed fourteen (14) such permits. Any Optional Parking Permits leased by Tenant pursuant to this paragraph shall be included within the defined terms General Parking Permits and Parking Permits for all purposes of this Section 6.15 from the date such permits are made available to Tenant and for the remainder of the Term (except as provided in this paragraph).

               (b) As rental for the Parking Permits ("Parking Rental"), Tenant covenants and agrees to pay Landlord during the Term, as additional rental hereunder, (i) during the Initial Term (A) the sum of $30.00 per month (plus any applicable sales tax) for each of the parking stickers/cards to be issued by Landlord as herein provided for the General Parking Permits, and (B) the sum of $60.00 per month (plus any applicable sales tax) for each of the parking stickers/cards to be issued by Landlord as herein provided for the Reserved Parking Permits, and (ii) during the Renewal Term (if applicable), the amount determined in accordance with Section 7.1 plus any applicable sales tax for each of the parking stickers/cards to be issued by Landlord as herein provided for the Parking Permits. Such Parking Rental shall be payable monthly in advance on the first day of each and every month during the Term, and a pro rata portion of such sums shall be payable for any partial calendar month in the event this Lease commences (or ends) on a date other than the first (or last) day of a calendar month. Tenant's obligation to pay the Parking Rental shall be considered an obligation to pay Rent for all purposes hereunder and shall be secured in like manner as is Tenant's obligation to pay Rent.

               Notwithstanding any of the foregoing, provided an Event of Default has not occurred, Landlord shall abate all Parking Rental as to the aforementioned Parking Permits for the period from the Commencement Date through and until the day immediately preceding the same date of the eighteenth (18th) month after the Commencement Date.

               (c) If the parking spaces covered by the Parking Permits are not available to Tenant during any portion of the Term due to causes beyond the reasonable control of Landlord (including without limitation, as the result of a casualty or condemnation) this Lease shall continue without abatement of Rent (except as otherwise specifically set forth below in this subsection (c)) and Landlord shall use reasonable efforts to make available to Tenant sufficient substitute unassigned parking spaces (in the amount of those spaces not available to Tenant) in the Complex, or, if sufficient parking spaces are not available in the Complex, within a one (1) mile radius of the Complex, until the parking spaces covered by the Parking Permits are made available to Tenant. The substitute parking spaces shall be provided to Tenant at a rental rate not to exceed the rate Tenant would have paid had the parking spaces covered by the Parking Permits been so available to Tenant in the Garage. In the event Landlord does not make substitute parking spaces available to Tenant after notice of such failure is delivered by Tenant to Landlord, Parking Rental shall abate as to the Parking Permits for which parking spaces are not made available until substitute parking spaces or the original parking spaces covered by the Parking Permits are made available to Tenant. Landlord shall use its reasonable efforts to ensure that the parking spaces covered by the Parking Permits are available to Tenant throughout the Term.

               (d) Landlord or the operator of the Garage may make, modify and enforce reasonable rules and regulations relating to the parking of vehicles in the Garage, and Tenant shall abide by such rules and regulations and shall exercise reasonable efforts to cause its employees and invitees to abide by such rules and regulations. Additionally, Landlord reserves the right to alter the size of the Garage.

               6.16 SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

               6.17 NOTICES. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and shall be given by personal delivery, by an overnight courier, or by deposit in the United States mail, certified, postage prepaid and addressed to the party to be notified at the address for such party specified below, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days' notice to the notifying party. Notice deposited in the mail in the manner hereinabove described shall be deemed to have been fully given and received (unless otherwise stated in the Lease) on the third (3rd) day after it is so deposited whether or not actually received. Notice given in any other manner shall be deemed given and received only if and when received by the party to be notified.

          If to Landlord:            HMS Office, L.P.
                                     c/o Hines Interests Limited Partnership
                                     One Preston Park South
                                     4975 Preston Park Boulevard, Suite 660
                                     Plano, Texas 75093
                                     Attn:  Property Manager

          With a copy to:            Hines Interests Limited Partnership
                                     2800 Post Oak Boulevard, Suite 5000
                                     Houston, Texas 77056
                                     Attn:  E. Staman Ogilvie and
                                            Tom Owens

          If to Tenant
          prior to the
          Commencement Date:         Entrust Technologies Incorporated
                                     2323 North Central Expressway, Suite 360
                                     Richardson, Texas 75080
                                     Attn: Dave Wagner

          If to Tenant
          on or after the
          Commencement Date:         Entrust Technologies
                                     Incorporated
                                     4975 Preston Park Boulevard, Suite 400
                                     Plano, Texas  75093
                                     Attn: Dave Wagner


               Additionally, each of Landlord and Tenant may designate up to three (3) additional addresses to which copies of all notices shall be sent. Furthermore, Tenant agrees to send copies of all notices required or permitted to be given to Landlord under this Section 6.17 to each lessor under any ground or land lease covering all or any portion of the Project and to each holder of a mortgage or deed of trust encumbering all or any portion of the Project that notifies Tenant in writing of its interest and the address to which notices are to be sent. Tenant hereby appoints as an agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Leased Premises at the time, and, if no person shall be in charge of or occupying the same, then such service may be made by attaching the same on the main entrance of the Leased Premises.

               6.18 SUCCESSORS. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors and, to the extent assignment may be approved by Landlord hereunder, Tenant's assigns.

               6.19 ENTIRETY. This instrument and any attached addenda or exhibits signed by the parties hereto constitute the entire agreement between Landlord and Tenant. No prior or contemporaneous promises, inducements, representations or agreements, oral or otherwise, between the parties hereto not embodied herein shall be binding or have any force or effect. Tenant will make no claim on account of any representations whatsoever, whether made by any renting agent, broker, officer or other representative of Landlord or which may be contained in any circular, prospectus or advertisement relating to the Leased Premises or the Project, or otherwise, unless the same is specifically set forth in this Lease.

               6.20 FINANCIAL STATEMENTS. If Landlord intends to sell all or any portion of the Project or Complex (or any interest therein), or obtain a loan secured by the Project or Complex (or any interest therein), then Tenant shall, within fifteen (15) days of Landlord's written request, furnish Landlord with financial statements, dated no earlier than one (1) year before such request, certified as accurate by Tenant, or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor's statement, reflecting Tenant's then current financial condition, or the financial condition of the individuals comprising Tenant, in such form and detail as Landlord may reasonably request.

               6.21 AMENDMENTS. This Lease may not be altered, changed or amended, except by an instrument in writing, signed by both parties hereto.

               6.22 BROKERS. Except for the commission payable to The Staubach Company ("Broker"), which commission is payable by Landlord pursuant to a separate agreement by and between Landlord and Broker, Tenant hereby warrants and represents that it has not dealt with any other brokers or intermediaries entitled to any compensation in connection with this Lease or Tenant's occupancy of space in the Leased Premises. Each party hereby agrees to hold the other party, its partners and representatives harmless from any and all claims, liabilities, costs and expenses (including reasonable attorneys' fees) arising from any claim for any commissions or other fees by any other broker or agent acting or purporting to have acted on behalf of such party.

               6.23 VACATING THE LEASED PREMISES. If no portion of the Leased Premises is occupied by Tenant or its permitted assignee or sublessee for longer than one hundred eighty (180) consecutive days, even though Tenant continues to pay the stipulated Rent under this Lease with respect thereto, and Tenant or its permitted assignee or subtenant fails to re-occupy the same within sixty (60) days after notice from Landlord, then from and after the expiration of said sixty (60) day notice period, Landlord may terminate this Lease as to the Leased Premises, without declaring Tenant in default under this Lease, by delivering written notice to Tenant and Landlord and Tenant shall have no further obligations under this Lease. Space which is vacated on account of fire or other casualty or bona fide remodeling shall not be deemed unoccupied for purposes of this Section 6.23. In no event shall anything contained herein be deemed a waiver by Landlord of its rights under Section 6.8 of this Lease upon the occurrence of an Event of Default.

                                     VII.

               7.1   RENEWAL OPTION.

               (a) So long as an Event of Default has not occurred and subject to the provisions of this Section 7.1, Tenant is hereby granted a one (1) time option (the "Renewal Option") to renew the Initial Term as to all (but not part)
             --------------
of the Leased Premises (including, except as otherwise provided in Section 7.2, any space added to the Leased Premises pursuant to Section 7.2) for a period of three (3) years (the "Renewal Term") such Renewal Term to commence at the
                      ------------
expiration of the Initial Term. Tenant must furnish Landlord with written notice of its intent to exercise the Renewal Option no later than twelve (12) months prior to the expiration of the Initial Term (the "Intent Notice"). If Tenant
                                                 ---------------
timely delivers the Intent Notice to Landlord, Landlord shall no later than eleven (11) months prior to the expiration of the Initial Term deliver to Tenant written notice of the Market Base Rental Rate (defined below) as of the commencement of the Renewal Term and the Parking Rental for the Parking Permits (if applicable pursuant to subsection (b)(iii) below). If Tenant timely furnished the Intent Notice to Landlord as provided above, Tenant may exercise the Renewal Option by delivering written notice of such election (the "Election
                                                                       --------
Notice") to Landlord no later than thirty (30) days after receipt of Landlord's
------
notice of the Market Base Rental Rate. If Tenant timely delivers the Intent Notice and the Election Notice to Landlord, but at any time prior to the commencement of the Renewal Term an Event of Default has occurred, Landlord, at its sole option during the continuance of such Event of Default, may terminate Tenant's election to exercise the Renewal Option and the Renewal Option shall expire and thereafter shall not be exercisable by Tenant. If Tenant fails to timely exercise the Renewal Option by failing to timely deliver the Intent Notice or the Election Notice as provided above, the Renewal Option shall terminate automatically, and Tenant shall have waived forever its right to renew and extend the Initial Term.

               (b) The renewal of this Lease pursuant to the exercise of the Renewal Option shall be upon the same terms and conditions of this Lease (including, without limitation, Tenant's obligation to pay the Base Rental Adjustment), except:

                           (i) the Base Rental Rate for the Leased Premises during the Renewal Term shall be the sum of (A) the Market Base Rental Rate for the Renewal Term as of the commencement of the Renewal Term, plus (B) the Basic Cost Component for the Renewal Term (as adjusted by clause (ii) below); however, in no event shall the Base Rental Rate during the Renewal Term be less than the Base Rental Rate (as adjusted pursuant to Section 3.2(b)(i) of this Lease) Tenant is obligated to pay under this Lease immediately prior to the commencement of the Renewal Term. The Base Rental Rate during the Renewal Term shall be subject to increase as provided in Section 3.2(b) of this Lease and Tenant shall be obligated to pay the Base Rental Adjustment pursuant to Section 3.2(b) of this Lease (taking into account the adjusted Basic Cost Component pursuant to clause (ii) below);

                           (ii) the Basic Cost Component (as defined in Section 3.2(b)(i) of this Lease) shall be amended for the Renewal Term to equal the Expense Stop (defined below). As used in this clause (ii), "Expense Stop" shall mean Landlord's
                                ------------
                  determination of the Basic Costs as of the commencement of the Renewal Term (on a per square foot of Net Rentable Area basis) for the calendar year in which the Renewal Term commences;

                           (iii) at the time of the Tenant's exercise of the
                  Renewal Option, if Landlord is charging any tenants then entering into leases for office space in the Building for parking spaces in the Garage, Tenant shall pay Landlord, as Parking Rental, a monthly amount equal to the rates charged by Landlord or the operator of the Garage for parking in such location (taking into account whether such parking spaces are for regular or executive parking spaces) for monthly contract parking in the Garage multiplied by the number of Parking Permits leased by Tenant pursuant to this Lease, which Parking Rental shall be payable as provided in Section 6.15(b) of this Lease;

                           (iv) Tenant shall have no option to renew this Lease beyond the Renewal Term; and

                           (v) the leasehold improvements will be provided in their then-existing condition (on an "as is" basis) at the time the Renewal Term commences and Tenant shall not be entitled to any construction, buildout or other allowances with respect to the Leased Premises during the Renewal Term.

                  (c) As used in this Lease, "Market Base Rental Rate" shall
                                              -----------------------
mean Landlord's determination of the market annual net rental rate (exclusive of expense pass through additions, whether characterized as such or not, and exclusive of any portion of "base rentals" attributable to expenses or to an "expense stop") per square foot of Net Rentable Area for the applicable space and for the time period as to which such rate is being determined, that a willing tenant would pay and a willing landlord would accept, in arm's length bona fide negotiations (taking into consideration all relevant factors including, without limitation, the following factors: rent being charged in other first-class office buildings located in Dallas, Texas, for leases then being entered into for comparable space to the Leased Premises in the comparable elevator bank for which the Market Base Rental Rate is being determined; location, quality, amenities, age and reputation of the buildings in which the space being compared is located; use and size of the space under comparison; location and/or floor level of the subject space and any comparison space within their respective buildings, including view, elevator lobby exposure, etc.; definition of "net rentable area" applicable to the spaces; distinction (if any) between "gross" and "net" rental rates and type, base year or dollar amount for escalation purposes (both operating costs and real estate taxes) if the comparison is on a "gross" lease basis; any other adjustments (including through use of an index) to base rental; extent of services provided or to be provided; extent and condition of leasehold improvements in the subject space and in any comparison space; cost to tenant of relocating from the subject space to any alternative space or savings from not moving to alternative space; abatements pertaining to the subject space and to any comparison space (including with respect to base rental, operating expenses and/or real estate taxes); inclusion of parking charges in rental, if applicable; lease takeovers/assumptions by the landlord of the comparison space, if applicable; moving allowances granted, if any; relocation allowances granted, if any; club memberships granted, if any; construction, refurbishment and repainting allowances granted, if any; any other concessions or inducements; term or length of lease of subject space and of any comparison space; overall creditworthiness of Tenant and lessees in comparable space; the time the particular rental rate under consideration was agreed upon and became or is to become effective; and payment of a leasing commission, fees, bonuses or other compensation whether to Tenant's representatives or to Landlord, or to any person or entity affiliated with Tenant or Landlord, or otherwise). Landlord and Tenant agree that bona fide written offers to lease comparable space located in the Building or the Complex from third parties may be used as a factor in determining the Market Base Rental Rate.

                  (d) Tenant may not assign the Renewal Option and no sublessee or assignee of Tenant may exercise the Renewal Option except as expressly provided for under Section 5.4(d) of this Lease.

                  7.2. RIGHT OF OFFER.

                  (a) Landlord hereby grants to Tenant a Right of Offer during the Initial Term to include under this Lease all or any portion of the office space which consists of approximately 10,513 square feet of Net Rentable Area on Floor 4 of the Building in the location identified on Exhibit F attached hereto,
                                                      ---------
which is, at the time the Offer Notice (defined below) is delivered to Tenant, identified in the Offer Notice and is not otherwise a part of the Leased Premises (the "Offer Space") upon the terms and conditions set forth in this
               -----------
Section 7.2 (the "Right of Offer").
                  --------------

                  (b) Notwithstanding anything to the contrary contained herein, Tenant's Right of Offer is and shall be subject and subordinate to any renewal rights, expansion rights, rights of refusal, rights of offer or similar rights or options now held by any tenants of the Building with respect to all or any portion of the Offer Space (the "Superior Rights").
                                     ---------------

                  (c) Subject to the provisions of subsections (a) and (b) above, if during the Initial Term and from and after the date on which the tenant leasing all or any portion of the Offer Space gives notice to Landlord that it is vacating said space or any portion thereof, or upon expiration of the term of any lease on said space (and such tenant does not renew such lease) or if Landlord otherwise becomes aware that such space is becoming available and if this Lease is then in full force and effect and an Event of Default under this Lease is not then in existence, Landlord shall offer to Tenant in writing (the "Offer Notice") the right to include all (and not a portion) of said Offer Space
 ------------
which is becoming available (the "RO Space") as a part of the Leased Premises
                                  --------
under this Lease upon all of the terms and conditions of this Lease except as otherwise set forth below (which notice shall contain the date upon which the RO Space is expected to be available, Landlord's determination of the Market Base Rental Rate for such space as of the date the RO Space is expected to be available, and the term such space is available for lease by Tenant). Tenant shall exercise its Right of Offer (the "Offer Election") as to all of the RO
                                        --------------
Space contained in the Offer Notice (and not just a portion), if at all, by written notice to Landlord within five (5) days after the Offer Notice is received by Tenant (the "Offer Election Period").
                         ---------------------

                  Any time during the Offer Election Period prior to Landlord's receipt of the Offer Election, Landlord may have discussions with other prospective tenants with respect to the RO Space. If (i) Tenant would have had the right to exercise the Right of Offer except for the existence of an Event of Default, (ii) Tenant does not exercise such Right of Offer prior to the expiration of the Offer Election Period, or (iii) Tenant fails to deliver notice of the Offer Election as provided above, Tenant shall not have exercised the Offer Election as to the applicable RO Space, the Right of Offer shall expire and thereafter shall not be exercisable by Tenant, and Landlord shall be free to lease such space or any portion thereof to any person or entity without regard to Tenant's rights under this Section 7.2. Notwithstanding the foregoing, the provisions of the Right of Offer shall continue to be in effect as to the portion, if any, of the then existing Offer Space not covered by the Offer Notice (subject to the other provisions hereof). If Tenant timely gives notice of its election to exercise a Right of Offer but at any time at or after such election and prior to the addition of such space to the Leased Premises, an Event of Default has occurred, Landlord, at its sole option during the continuance of such Event of Default, may terminate Tenant's Offer Election and the Right of Offer in respect of the subject Offer Notice shall expire and thereafter not be exercisable by Tenant and Landlord shall be free to lease such space or any portion thereof to any person or entity without regard to Tenant's rights under this Section 7.2.

                  (d)  The RO Space leased by Tenant pursuant to this Section
7.2 shall be leased on and subject to the following terms and conditions:

                         (i) the Base Rental Rate (1) during the Initial Term shall be the sum of (aa) the Market Base Rental Rate contained in the Offer Notice, plus (bb) the Basic Cost Component (determined in accordance with the following paragraph), and (B) during the Renewal Term (if Tenant exercises the Renewal Option as to such space pursuant to Section 7.1), shall be the Base Rental Rate for the Leased Premises determined in accordance with Section 7.1. Tenant shall be obligated to pay the Base Rental Adjustment as to the RO Space leased by Tenant in accordance with the provisions of Section 3.2(b) taking into account the adjusted Basic Cost Component as to the RO Space as provided below, and without limiting the foregoing, the Base Rental Rate shall be subject to increase thereafter during the Term as provided in Section 3.2(b) of this Lease.

                         The Basic Cost Component (as defined in Section 3.2(b)(i) of this Lease) shall be amended for the Initial Term as to the applicable RO Space only to equal the RO Expense Stop (defined below) for such RO Space. As used in this clause (i), "RO Expense Stop"
                                                                ---------------
         as to any particular RO Space shall mean Landlord's determination of the Basic Costs (on a per square foot of Net Rentable Area basis) for the calendar year in which the RO Space Rental Commencement Date occurs for such RO Space.

                         (ii) Any space for which Tenant elects to exercise its Right of Offer under this Section 7.2 shall become part of the Leased Premises (but shall not be deemed a part of the defined term Initial Leased Premises for purposes of this Lease), and except to the extent expressly provided to the contrary in this Section 7.2 (including without limitation, this subsection (d)), shall be subject to the terms of this Lease applicable thereto, without modification, and the term of this Lease shall commence for such RO Space upon the date such space is delivered to Tenant in an "as is" broom clean condition (the "RO Space Rental Commencement Date"). Landlord shall not
                         ---------------------------------
         be obligated to make any improvements to the RO Space and Tenant shall not be entitled to any construction, buildout or other allowance with respect thereto.

                         (iii) The term of this Lease shall expire for the RO Space upon the expiration of the Term for the Initial Leased Premises, unless as the result of the Superior Rights such space is not available to be leased to Tenant through the expiration of the Term for the Initial Leased Premises (in which event such shorter term specified in the Offer Notice shall apply to the RO Space). In no event shall this Lease continue in force and effect as to any RO Space beyond the termination of this Lease as to the Initial Leased Premises.

                  (e) Upon the exercise of any Right of Offer pursuant to the terms hereof, Tenant and Landlord shall execute an amendment to this Lease in form mutually agreed to by Landlord and Tenant, each acting reasonably, which amendment shall delineate and describe the portions of the floor added to this Lease thereby and otherwise appropriately memorialize the Offer Election.

                  (f) Notwithstanding anything to the contrary contained in this Lease, Tenant may not assign a Right of Offer and no sublessee or assignee of Tenant may exercise a Right of Offer except as expressly provided for under
Section 5.4(d) of this Lease.

                  (g) Landlord shall not be liable for failure to give possession of any RO Space by reason of any holding over or retention of possession by any previous tenants or occupants of same, nor shall such failure impair the validity of this Lease. However, Landlord does agree to use reasonable diligence to deliver possession of the applicable RO Space in accordance with the provisions of this Section 7.2.

                                     VIII.

                  8.1.   MISCELLANEOUS.

                  (a) This Lease is declared to be a Texas contract, and all of the terms hereof shall be construed according to the laws of the State of Texas.

                  (b) If Tenant is a corporation, partnership or other entity, Tenant warrants that all consents or approvals required of third parties (including but not limited to its Board of Directors or partners, to the extent applicable) for the execution, delivery and performance of this Lease have been obtained and that Tenant has the right and authority to enter into and perform its covenants contained in this Lease. Likewise, if Landlord is a corporation, partnership or other entity, Landlord warrants that all consents or approvals required of third parties (including but not limited to its Board of Directors or partners) for the execution, delivery and performance of this Lease have been obtained and that Landlord has the right and authority to enter into and perform its covenants contained in this Lease.

                  (c) Wherever in this Lease there is imposed upon Landlord the obligation to use best or reasonable efforts or due diligence, Landlord shall be required to do so only to the extent the same is economically feasible and otherwise will not impose upon Landlord extreme financial or other burdens.

                  (d)    Time is of the essence in this Lease.

                  (e)    The terms and provisions of Exhibits A through F,
                                                     ----------         -
inclusive, attached hereto are hereby made a part hereof for all purposes.

                  (f) Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by Landlord or Tenant against the other or any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord to Tenant, the use or occupancy of the Leased Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy; provided, however, the foregoing waiver shall not apply to any action for personal injury or property damage. If Landlord commences any summary or other proceeding for nonpayment of Rent or the recovery of possession of the Leased Premises, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding, unless the failure to raise the same would constitute a waiver thereof.

                  (g) If any right granted in this Lease or other provisions of this Lease is subject to the rule against perpetuities and the same shall not occur or shall not have vested on the date that is twenty-one (21) years after the death of the last to die of all now living descendants of Ronald W. Reagan, George H. W. Bush and Gerald R. Ford, all of whom are former Presidents of the United States of America, then such right or provisions shall terminate as of such date.

                  (h) Except to the extent expressly provided to the contrary in this Lease, all references to days in this Lease shall refer to calendar days. All references to "Business Days" in this Lease shall refer to days that
                         -------------
national banks are open for business in Plano, Texas.

                  (i) Tenant agrees not to record this Lease. Additionally, Tenant shall not disclose the terms of this Lease to any third party except (i) legal counsel to Tenant, (ii) any assignee of Tenant's interest in this Lease or sublessee of Tenant, (iii) as required by Legal Requirements, or (iv) for financial reporting purposes.

                  (j) This Lease may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement.

                  (k) This Lease shall not be deemed or construed to create or establish any relationship (other than that of landlord and tenant) or partnership or joint venture or similar relationship or agreement between Landlord and Tenant hereunder.

                  (l) Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

                  (m) The voluntary or other surrender or termination of this Lease by Tenant and/or Landlord shall not work a merger, but, at Landlord's sole option, shall either terminate all existing subleases or subtenancies or shall operate as an assignment to Landlord of all such subleases or subtenancies.

                  In Witness Whereof, the parties hereto have executed this Lease as of the Effective Date.

                                   LANDLORD:

                                   HMS OFFICE, L.P.

                                   By:      Hines Office Company, L.L.C.


                                      By: /s/ Tom Owen
                                         ---------------------------------------
                                      Name: Tom Owen
                                         ---------------------------------------
                                      Title: Manager
                                         ---------------------------------------

                                   TENANT:

                                   ENTRUST TECHNOLOGIES, INCORPORATED


                                   By: /s/ [SIGNATURE ILLEGIBLE]^^
                                      ------------------------------------------
                                   Name:  [SIGNATURE ILLEGIBLE]^^
                                        ----------------------------------------
                                   Title:  CFO
                                         ---------------------------------------

                                   EXHIBIT A
                                   ---------

                              DESCRIPTION OF LAND
                              -------------------


BEING a tract of land out of the DENTON DARBY SURVEY, Abstract No. 260, in the City of Plano, Collin County, Texas and being all of Lot 1R and 2R, Block A of the 2nd Replat of PRESTON PARK SOUTH ADDITION, an addition to the City of Plano, Texas according to the plat thereof recorded in Cabinet H, Slide 391 of the Map Records of Collin County, Texas and being all of Lot 3A, Block A of the Final Plat and Conveyance Plat of Lots 3A and 4, Block A of PRESTON PARK SOUTH, an addition to the City of Plano, Texas according to the plat thereof recorded in Cabinet I, Slide 427 of the Map Records of Collin County, Texas and being more particularly described as follows:

BEGINNING at a 1/2" iron rod found with a cap stamped "2419" for the east corner of a corner clip in the intersection of the easterly right-of-way line of Preston Road (State Highway No. 289, 150' ROW at this point) with the northerly right-of-way line of Preston Park Boulevard (90 ROW at this point):

THENCE with the said corner clip, North 44 27' 20" West, a distance of 35.36 feet to a 5/8" iron rod found with cap stamped "2419" for corner in the east right-of-way line of said Preston Road:

THENCE with the easterly right-of-way line of said Preston Road, the following courses and distances to wit:

         North 00 32' 40" East, a distance of 259.23 feet to a 5/8" iron rod found with cap stamped "2419" for corner;
         North 11 32' 40" East, a distance of 95.09 feet to an "X" cut in concrete found for corner;
         North 20 11' 54" East, a distance of 243.37 feet to a Hilti nail found in concrete for corner;
         North 00 32' 40" East, a distance of 10.54 feet to a PK nail found in concrete for the southwesterly corner of Lot 1, Block A of the PRESTON PARK VILLAGE ADDITION an addition to the City of Plano, Texas according to the replat thereof recorded in Cabinet F, Slide 704 of the Map Records of Collin County, Texas:

THENCE with the south line of said Lot 1, South 89 27' 20" East passing a 5/8" iron rod set with a yellow plastic cap stamped "NELSON CORP." (hereinafter called 5/8" iron rod set) for the northeast corner of Lot 1R, Block A of the PRESTON PARK SOUTH ADDITION at a distance of 518.17 feet; in all a total distance of 642.75 feet to a 5/8" iron rod set for corner;

THENCE leaving the south line of Lot 1, Block A of PRESTON PARK VILLAGE ADDITION, South 00 25' 00" West, a distance of 310.89 feet to a point for the beginning of a tangent curve to the right, having a central angle of 07 18' 32", a radius of 400.00 feet and a chord bearing and distance of South 04 04' 16" West, 50.99 feet;

THENCE with said curve, an arc distance of 51.02 feet to a point for the beginning of a reverse curve to the left, having a central angle of 07 18' 32"; a radius of 400.00 feet and a chord bearing and distance of South 04 04' 16" West, 50.99 feet;

THENCE with said curve, an arc distance of 51.02 feet to the point of tangency;

THENCE South 00 25' 00" WEST, a distance of 130.87 feet to a 5/8" iron rod set in the northerly right-of -way line of said Preston Park Boulevard for the beginning of a non-tangent curve to the left, having a central angle of 07 34' 14", a radius of 595.00 feet and a chord bearing and distance of South 77 01' 57" West, 78.56 feet;

THENCE with the said northerly right-of-way line, the following courses and distances to wit:

         Westerly with said curve, an arc distance of 78.62 feet to a 1/2" iron rod found with cap stamped "2419" for the beginning of a reverse curve to the right, having a central angle of 17 17' 50", a radius of 1225.00 feet and a chord bearing and distance of South 81 53' 45" West, 368.42 feet;

         Westerly with said curve, an arc distance of 369.82 feet to a P.K. nail found in concrete in the northerly right-of-way line of said Preston Park Boulevard;
         North 89 27' 20" West, a distance of 271.85 feet to the POINT OF BEGINNING and containing 9.8679 acres of land.

                                   EXHIBIT B

                 [FLOOR PLAN OF LEASED PREMISES APPEARS HERE]

                                  EXHIBIT C-1
                                  -----------

                       TENANT IMPROVEMENTS WORK SCHEDULE


               1.   Plan Preparation Schedule.
                    -------------------------

               (a)  For purposes of this Exhibit C-1 the terms identified below
                                         -----------
shall have the following meanings:

               "Initial Leased Premises" shall mean the Leased Premises as of
                -----------------------
the Effective Date (and therefore does not include any space added to the Leased Premises after the Effective Date).

               "Building Standard" shall mean such materials and improvements as
                -----------------
are currently being used by Landlord in the base Building and the Building Standard Improvements, or materials of comparable quality as may be substituted therefor by Landlord. The Tenant Improvements must include the Building Standard Improvements (at Tenant's cost, subject to the provisions of Paragraph 2(a) below).

               "Tenant Architect" shall mean the architect selected and employed
                ----------------
by Tenant (subject to Landlord's approval and the provisions of Paragraph 1(b) below) for the preparation of the Tenant Working Drawings (excluding the Tenant Engineering Drawings).

               "Tenant Working Drawings" shall refer to complete sets of plans
                -----------------------
and specifications (at least three sets of prints and one set of reproducible copies) prepared by Tenant Architect (subject to the provisions of Paragraph 1(b) below as to the Tenant Engineering Drawings) and approved by Landlord in the form of working drawings identifying the Tenant Improvements for the Initial Leased Premises, including complete sets of detailed architectural, structural, mechanical, electrical and plumbing working drawings for any and all improvements desired by Tenant in the Initial Leased Premises (including the Tenant Engineering Drawings). The Tenant Working Drawings shall include such written instructions or specifications as may be necessary or required to, and otherwise be in form and substance sufficient to, obtain a bid and secure a building permit from the City of Plano for said improvements to commence in due course. Additionally, the Tenant Working Drawings shall contain the warranties provided in Paragraph 2(g) below that Tenant will receive from each of the contractors performing the Tenant Improvements work and Tenant shall be the primary beneficiary of such warranties. Landlord shall not be obligated to, and does not, make any warranties to Tenant with respect to the Tenant Improvements, nor shall Landlord be responsible for any of the warranties from the contractors to Tenant. The Tenant Working Drawings shall be consistent with the Project. The Tenant Working Drawings shall be complete and shall show the full detailed scope of all work to be performed in the Initial Leased Premises, all of which work must be in compliance with Legal Requirements.

               "Tenant Engineering Drawings" shall mean complete sets of fully
                ---------------------------
coordinated Tenant Working Drawings for the structural, mechanical, electrical and plumbing aspects of the Tenant Improvements.

               "Bidding Contractors" shall mean at least two (2) contractors
                -------------------
selected by Tenant and approved by Landlord to be included in the bid process for the Tenant Improvements.

               "Tenant Improvements" shall mean all leasehold improvements
                -------------------
initially desired by Tenant to be placed in the Initial Leased Premises pursuant to the Construction Contract (defined below).

               "Tenant Contractor" shall mean the Bidding Contractor selected by
                -----------------
Tenant as the general contractor for the construction of the Tenant
Improvements.

               (b) Tenant shall cause the Tenant Working Drawings to be prepared by Tenant Architect; provided, however, the Tenant Engineering Drawings shall be prepared by engineers selected by Landlord. Tenant Architect shall be responsible for the complete coordination of all architectural and engineering documents. Prior to January 10, 1998, Tenant shall be obligated to furnish the information to Tenant Architect necessary for Tenant Architect

                                     C-1-1
to prepare the Tenant Working Drawings and shall cooperate with the Tenant Architect in the preparation of the Tenant Working Drawings, and failure to comply with the provisions of this sentence shall constitute a Tenant Delay. The cost of preparing the Tenant Working Drawings, including the Tenant Engineering Drawings, and any changes thereto, shall be paid by Tenant (subject to Paragraph 2(a) below). The Tenant Improvements to be installed in the Initial Leased Premises must comply with Legal Requirements, which shall be Tenant's responsibility.

               Upon completion and Tenant approval of the Tenant Working Drawings, Tenant shall deliver the Tenant Working Drawings to Landlord for its review and approval. Landlord shall deliver to Tenant written approval or comments as to necessary changes of the Tenant Working Drawings no later than five (5) days after Landlord receives the Tenant Working Drawings and by said approval Landlord shall acknowledge that Landlord approves the materials, quantity and quality of the Tenant Improvements. In the event the Tenant Working Drawings are to be revised in order to be approved by Landlord, Tenant shall promptly cause the revisions to be made upon receipt of plans and comments from Landlord. Upon such revisions of the Tenant Working Drawings, such revised Tenant Working Drawings shall be resubmitted to Landlord for its review and approval. Final approved Tenant Working Drawings shall be completed no later than January 11, 1999, and if such final approved Tenant Working Drawings are not completed by such date, each day thereafter shall constitute a Tenant Delay.

               (c) Upon approval by Landlord of all of the completed Tenant Working Drawings, Landlord will submit the completed Tenant Working Drawings (the "Bid Documents") for pricing to the Bidding Contractors. Upon receipt of
      -------------
the bids from the Bidding Contractors, Landlord shall consult with Tenant to resolve changes to the Bid Documents necessary to obtain a building permit, achieve cost savings or otherwise coordinate with the Bidding Contractor selected by Landlord as the Tenant Contractor. Landlord shall cause the revised Bid Documents (the "Revised Bid Documents") to be completed and delivered
                    ---------------------
stamped or labeled as "Issued For Construction."

               Tenant Architect shall be responsible for the complete coordination of the Tenant Working Drawings (including the Tenant Engineering Drawings. Landlord, from time to time, shall make written inquiries of Tenant regarding clarifications of matters under the Tenant Working Drawings, the Bid Documents or the Revised Bid Documents. Tenant shall, or Tenant shall cause Tenant's consultants to, respond to Landlord within two (2) Business Days of receipt by Tenant of such written request.

               (d) Tenant Architect and Tenant's consultants shall be afforded reasonable access to all work in progress in the Initial Leased Premises provided such other architect and consultants do not interfere with the progress of the construction of the Tenant Improvements and comply with the reasonable rules and regulations of Landlord and the Tenant Contractor. Tenant acknowledges that any interference by Tenant, Tenant Architect or Tenant's other consultants may result in a Tenant Delay. Tenant shall be responsible for the actions and omissions of its consultants, employees, architects, engineers, agents, subcontractors and contractors, including without limitation, the costs of any repairs to the Tenant Improvements work or the Project which become necessary due to their activities within the Initial Leased Premises or the Project.

               2.   Tenant Improvements Construction.
                    --------------------------------

               (a) Landlord shall administer the construction of the Tenant Improvements in accordance with the Revised Bid Documents and the construction of the Tenant Improvements shall be carried out by the Tenant Contractor. Landlord shall enter into a construction contract with the Tenant Contractor (the "Construction Contract"); provided, however, Landlord shall be obligated
      ---------------------
for payments due to the Tenant Contractor under the Construction Contract only to the extent of the amount of Sixty-nine Thousand Seven Hundred Twenty-eight and No/100 Dollars ($69,728.00) (the "Construction Allowance"). If the
                                      ----------------------
Construction Cost (defined below) determined as of the date the last payment is paid to the Tenant Contractor under the Construction Contract (the "Contractor
                                                                    ----------
Date") is less than the Construction Allowance, then the unused amount of the
----
Construction Allowance (the "Remaining Allowance") shall be disbursed to Tenant
                             -------------------
only to reimburse Tenant for any costs paid by Tenant in connection with the preparation of the Tenant Working Drawings (including the Tenant Engineering Drawings) and the expenses of moving to the Initial Leased Premises within ten
(10) days after receipt by Landlord of a receipt therefor or other documentation reasonably satisfactory to Landlord evidencing payment of such amounts by Tenant, which evidence must be forwarded to Landlord

                                     C-1-2
within thirty (30) days after the Contractor Date (and any sums not so disbursed shall be retained by Landlord). As used herein, "Construction Cost" shall mean
                                                 -----------------
the aggregate amount of sums due to the Tenant Contractor under the Construction Contract for the construction of the Tenant Improvements in the Initial Leased Premises. Tenant shall be obligated to pay to Landlord the amount by which the Construction Cost exceeds the Construction Allowance (the "Tenant Amounts") as
                                                           --------------
follows: (i) fifty percent (50%) of the Tenant Amounts shall be payable at such time, and from time to time, as the Construction Cost is determined by Landlord to be in excess of the Construction Allowance, and (ii) the remaining actual Tenant Amounts shall be payable to Landlord at such time as the applicable Tenant Amounts are payable to the Tenant Contractor (and Tenant shall make such payments in clauses (i) and (ii) to Landlord within ten (10) days of receipt of an invoice therefor from Landlord). The Tenant Amounts shall be paid by Tenant to Landlord within fifteen (15) days of receipt of an invoice therefor from Landlord. Notwithstanding anything to the contrary contained herein, in no event shall Landlord be obligated under this subparagraph (a) for an amount in excess of the Construction Allowance. Additionally, Landlord shall be permitted to offset against the Construction Allowance any amounts past due to Landlord by Tenant under this Lease.

               (b) After completion of the Tenant Working Drawings, Tenant may make changes in the Tenant Improvements only if (i) Tenant signs a change order requesting the change, (ii) Tenant pays to Landlord at the time of such approval (as a part of the Tenant Amounts) fifty percent (50%) of the net increase in cost of the Tenant Improvements that will result from any changes to the Tenant Improvements made by Tenant, but only to the extent that such net increase will cause the Construction Cost to exceed or further exceed the Construction Allowance; (iii) Tenant agrees in writing (x) to accept responsibility for Tenant Delays that may result, if any, and (y) to pay all costs (in excess of those paid by Tenant in (ii) above) resulting from such change to the extent any such change causes the Construction Cost to exceed or further exceed the Construction Allowance at such time as such sums are payable to the Tenant Contractor (which payment shall be made to Landlord within ten (10) Days of receipt of an invoice therefor from Landlord); and (iv) Landlord approves the change by signing the change order. Additionally, Tenant shall be obligated to pay Landlord, as a part of the Tenant Amounts, a construction management fee equal to fifteen percent (15%) of such net increase in costs resulting from any such change to the Revised Bid Documents within ten (10) days of receipt of an invoice therefor from Landlord. It is agreed and understood that notwithstanding anything to the contrary contained in this Lease, Tenant shall have no obligation to pay Landlord a construction management fee in connection with the Tenant Improvements installed in the Initial Leased Premises pursuant to this Exhibit C-1 except as stated in this subsection (b) with respect to change
-----------
orders. As used in this Exhibit C-1, the terms "Tenant Working Drawings", "Bid
                        -----------             -----------------------    ---
Documents" and "Revised Bid Documents" include all changes thereto made pursuant
---------       ---------------------
to this subparagraph (b).

               (c) Assuming the Tenant Working Drawings (including the Tenant Engineering Drawings if applicable) and the Revised Bid Documents are sufficient to allow Landlord to do so, Landlord shall, or Landlord shall direct the Tenant Contractor to, obtain a building permit and any other permits or approvals necessary for the construction of the Tenant Improvements work. Landlord shall not be responsible for any delays associated with failure of Tenant or Tenant Architect and Tenant's other consultants to bring the Tenant Working Drawings and the Revised Bid Documents in compliance with applicable building codes, and a failure by Tenant to so modify the Tenant Working Drawings or the Revised Bid Documents so as to allow Landlord to obtain such permits shall relieve Landlord of all obligations to obtain such permits and approvals and shall constitute a Tenant Delay.

               (d) Within five (5) days of Landlord's request, Tenant shall furnish Landlord with a written list of Tenant's authorized construction representatives for the Tenant Improvements. Only the authorized construction representatives on that list are authorized to (i) approve or change the Tenant Working Drawings (including the Tenant Engineering Drawings) or the Revised Bid Documents, (ii) sign any change order, receipt or other document on behalf of Tenant related to the Tenant Improvements, or (iii) take any other action with respect to the construction of the Tenant Improvements permitted to be taken by Tenant hereunder. Tenant, from time to time, may change or add to the list of authorized construction representatives by giving Landlord written notice of the addition or change.

               (e) When the Tenant Improvements work is nearing Substantial Completion (defined below), Landlord will notify Tenant requesting a discrepancy list (the "Punch List") of the items of the Tenant Improvements work, if any,
           ----------
which Tenant or the Tenant Architect (acting reasonably and in good faith) shall deem incomplete. Tenant shall deliver to Landlord the Punch List within five (5) Business Days after receipt of Landlord's request, failing which

                                     C-1-3

Tenant shall be deemed to have agreed that no incomplete items exist and therefore the Tenant Improvements work has been completed and Landlord shall not be required to complete any incomplete items which, in fact, may exist.

               When Landlord considers the Tenant Improvements work to be Substantially Complete, it shall deliver to Tenant, for Tenant's confirmation (which shall not be unreasonably withheld), notice thereof (the "Notice of
                                                                 ---------
Substantial Completion") which will stipulate the items from the Punch List
----------------------
which remain incomplete. Failure of Tenant to respond to the Notice of Substantial Completion within three (3) Business Days after delivery to Tenant shall constitute Tenant's confirmation thereof. Landlord shall release the Initial Leased Premises to Tenant on the date the Notice of Substantial Completion is confirmed by Tenant.

               Notwithstanding any provisions above to the contrary, if the Initial Leased Premises or any part thereof is used or occupied by Tenant prior to Tenant's confirmation of the Notice of Substantial Completion, it is agreed that the Initial Leased Premises are accepted by Tenant "as is" and Landlord shall have no obligation to complete any items not listed in the Punch List and attached to the Notice of Substantial Completion. The date of Substantial Completion shall be deemed to occur on the earlier to occur of (i) the date Tenant first uses or occupies all or any portion of the Initial Leased Premises, or (ii) the date stipulated in the Notice of Substantial Completion.

               The phrases "Substantial Completion" or "Substantially Complete"
                            ----------------------      ----------------------
as used in this Exhibit C-1 shall mean (i) that the Tenant Improvements work
                -----------
(excluding Long Lead Time Items [defined in Paragraph 4]) has been performed in the Initial Leased Premises in substantial accordance with the Revised Bid Documents except as noted in the Notice of Substantial Completion, (ii) all construction debris has been removed from the Initial Leased Premises and the Initial Leased Premises are clean, (iii) the Initial Leased Premises may reasonably be used and occupied by Tenant for general office purposes, and (iv) a certificate of occupancy or other governmental authorization has been issued for the Initial Leased Premises to the extent necessary for Tenant's use and occupancy of the Initial Leased Premises for the purposes set forth in Section
2.2 of this Lease.

               (f) The receipt by Landlord of Tenant's confirmation of the Notice of Substantial Completion shall constitute a waiver of all claims by Tenant against Landlord except Landlord's failure to complete in due course the incomplete items, if any, described in the Notice of Substantial Completion. LANDLORD SHALL MAKE NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE TENANT IMPROVEMENTS WORK. ALL IMPLIED WARRANTIES WITH RESPECT THERETO, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED. WITHOUT LIMITING THE FOREGOING, LANDLORD SHALL NOT BE RESPONSIBLE FOR FAILURE OF THE TENANT IMPROVEMENTS WORK. Landlord will assign to Tenant, without recourse, any warranties obtained from contractors, subcontractors and suppliers to the extent such warranties are assignable (and the warranties from the Tenant Contractor shall be governed by the provisions of subparagraph (g) below).

               (g) Landlord shall require that the Tenant Contractor provide in the Construction Contract the customary express construction warranties (and Tenant shall be the primary beneficiary of such warranties) to the effect that the incomplete items listed in the Notice of Substantial Completion shall be completed in due course and that with respect to each item installed pursuant to the Construction Contract, for a period of one (1) year from the date the applicable item is installed (i) such item shall be free from latent defects or workmanship and materials and (ii) such item shall comply with the requirements of the Revised Bid Documents (to the extent only any such failure to satisfy (i) or (ii) could not have been discovered upon the date the Notice of Substantial Completion was confirmed by Tenant). EXCEPT AS EXPRESSLY SET FORTH IN THIS EXHIBIT C-1, LANDLORD SHALL NOT BE OBLIGATED TO, AND DOES NOT, MAKE ANY
-----------
WARRANTIES AND COVENANTS WITH RESPECT TO THE WORK NOR SHALL LANDLORD BE OBLIGATED FOR ANY OF THE WARRANTIES FROM THE TENANT CONTRACTOR TO TENANT.

               (h) Unless Landlord agrees otherwise, the Tenant Contractor and the subcontractors shall not have access to the Initial Leased Premises, or be allowed to commence work therein, until such space has been vacated, the Construction Contract has been executed, and all authorizations required pursuant to Legal Requirements have been

                                     C-1-4
obtained, at which time such access shall be granted subject to the reasonable rules and regulations promulgated by Landlord from time to time governing such contractors.

               (3)  Communication Equipment.
                    -----------------------

               (a) It shall be the sole responsibility of Tenant to order, arrange, pay for, and otherwise have installed at the sole cost and expense of Tenant, any communication equipment (including without limitation any telephone and data equipment or any wiring in connection therewith) desired or required as a part of the Tenant Improvements, and any delay resulting from said installation shall be a Tenant Delay.

               (b) Landlord shall be required to have the Tenant Contractor install the ceiling system which is a part of the Tenant Improvements work only once and in the normal sequential manner of construction of the Tenant Improvements work. Removal, replacement or repair work to or of the ceiling system necessary to accommodate telephone installation or the work of other craftsmen working directly for the Tenant will be performed at the Tenant's expense.

               4.   Commencement Date.
                    -----------------

               (a)  As used in this Lease, "Commencement Date" shall mean the
                                            -----------------
earlier of (i) the first date of use or occupancy of all or any portion of the Initial Leased Premises by Tenant for the purpose of conducting its business, or
(ii) the Completion Date (defined below) for the Initial Leased Premises provided that the Completion Date shall be accelerated by the number of days the achievement of the Completion Date is delayed as the result of Tenant Delays. Notwithstanding anything to the contrary contained herein, Tenant shall not be permitted to occupy the Initial Leased Premises prior to the date of Substantial Completion of the Tenant Improvements if Landlord determines in its sole discretion that such occupancy may cause undue interference or delay in the completion of the Tenant Improvements.

               As used in this Exhibit C-1, "Completion Date" with respect to
                               -----------   ---------------
the Initial Leased Premises shall mean the date on which there is Substantial Completion of the Tenant Improvements for the Initial Leased Premises as described in Paragraph 2(e) of this Exhibit C-1. Landlord and Tenant estimate
                                    -----------
that the Completion Date will be February 1, 1999; however in no event shall such estimate be binding on Landlord or Tenant.

               As used in this Exhibit C-1, "Tenant Delay," shall mean the
                               -----------   ------------
number of days that the occurrence or achievement of the particular event or date identified in this Lease, including without limitation the Completion Date, is delayed as a result of (i) Tenant's failure to meet the dates established in this Exhibit C-1, (ii) Long Lead Time Items (defined below), (iii) any changes
     -----------
to the Tenant Improvements requested to be made by Tenant (and approved by Landlord), (iv) Tenant's failure to sufficiently respond to Landlord's inquiries pursuant to Paragraph 1(c), (v) any breach by Tenant of its obligations under this Lease, including without limitation, the failure to comply with this Exhibit C-1, and (vi) any other delays caused by Tenant or Tenant's engineers,
-----------
architects (including Tenant Architect), consultants, employees, agents, contractors and subcontractors.

               As used in this Exhibit C-1, "Long Lead Time Items" shall mean
                               -----------   --------------------
Tenant Improvements which Landlord, acting in good faith, reasonably believes have a probability of not being completed within sixty (60) days after the date the Revised Bid Documents are stamped or labeled as "Issued For Construction" (due to limited supplies or suppliers, length of time to be manufactured, delivered or installed or otherwise).

               As used in this Exhibit C-1, "Force Majeure Events" shall mean
                               -----------   --------------------
events beyond Landlord's reasonable control, which shall include without limitation, fire or casualty, inability to obtain materials or services, acts of God or failure of the Tenant Contractor or any of its subcontractors to perform their obligations in connection with the Tenant Improvements.

               (b) Notwithstanding anything to the contrary set forth in this Lease, if the Commencement Date is delayed for any reason (including without limitation, the failure by any current tenant or occupant of any portion of

                                     C-1-5
the Initial Leased Premises to vacate any portion of the Initial Leased Premises), Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof, nor shall such delay constitute a default by Landlord hereunder. Notwithstanding the foregoing, the Term shall not commence until the Commencement Date occurs, and the Base Rental provided for herein shall not commence to be payable until the Commencement Date. Additionally, notwithstanding the foregoing, if the Commencement Date has not occurred within one hundred eighty (180) days after the Anticipated Completion Date (defined below) (which Anticipated Completion Date shall be extended by one (1) day for each day the Commencement Date is delayed as the result of Force Majeure Events or Tenant Delays) (the Anticipated Completion Date as extended by Force Majeure Events and Tenant Delays is hereinafter referred to as the "Outside Date"), Tenant shall have the right to
                                -------------
terminate this Lease in its entirety by furnishing written notice to Landlord within thirty (30) days after the Outside Date (provided such notice is received by Landlord prior to the occurrence of the Commencement Date) which shall be Tenant's sole recourse and remedy for such failure by Landlord, and in such event this Lease shall terminate as of the date of Tenant's notice, and Landlord and Tenant shall have no liabilities to the other arising therefrom or hereunder. If Tenant fails to furnish written notice of termination to Landlord within such thirty (30) day period, Tenant's right to terminate this Lease as provided in this subsection (b) shall terminate and be of no further force and effect.

               As used in this Exhibit C-1, "Anticipated Completion Date" shall
                               -----------   ---------------------------
mean the date set forth in the Construction Contract as the anticipated date of completion of the Tenant Improvements for the Initial Leased Premises.

               5.   Additional Contractor. Any contractor employed by Tenant or
                    ---------------------
its contractors (an "Additional Contractor") to perform any other work in
                     ---------------------
connection with the Initial Leased Premises prior to the Commencement Date, shall be subject to the following provisions:

               (a) Tenant shall obtain the prior written consent of Landlord as to the qualifications of the Additional Contractor to be used by Tenant.

               (b) It shall be Tenant's responsibility to ensure that the Additional Contractor shall (i) conduct its work in such a manner so as not to unreasonably interfere with any other construction occurring on or in the Building or the Initial Leased Premises; (ii) comply with such reasonable rules and regulations applicable to all work being performed in the Building and uniformly administered as may be promulgated from time to time by Landlord;
(iii) maintain such insurance and bonds in full force and effect as may be reasonably requested by Landlord or as required by Legal Requirements; and (iv) be responsible for reaching agreement with Landlord, as to the terms and conditions for all contractor items relating to conducting its work. As a condition precedent to Landlord's approving the Additional Contractor pursuant hereto, Tenant and the Additional Contractor shall deliver to Landlord such assurances or instruments as Landlord may reasonably require to evidence the Additional Contractor's compliance or agreement to comply with the provisions of clauses (i), (ii), (iii) and (iv) hereof. Landlord retains the right to make periodic inspections to assure conformity of the work of the Additional Contractor with the aforementioned rules and regulations and with the plans and specifications approved by Landlord.

               (c) Tenant shall indemnify and hold harmless Landlord, Landlord's mortgagee, the Tenant Contractor, or any of Landlord's other contractors from and against any and all losses, damages, costs (including costs of suits and attorneys' fees), liabilities, or causes of action arising out of or relating to the work of the Additional Contractor, including but not limited to mechanic's, materialman's, construction or other liens or claims (and all costs or expenses associated therewith) asserted, filed or arising out of any such work. All materialmen, contractors, artisans, mechanics, laborers and other parties hereafter contracting with Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Initial Leased Premises are hereby charged with notice that they must look solely to Tenant for payment of same and Tenant's purchase orders, contracts and subcontracts in connection therewith must clearly state this requirement. Without limiting the generality of the foregoing, Tenant shall repair or cause to be repaired at its expense all damage caused by the Additional Contractor, its subcontractors or their employees. Tenant shall reimburse Landlord for costs incurred by Landlord to repair any damage caused by the Additional Contractor or any costs incurred by Landlord in requiring the Additional Contractor's compliance with the rules and regulations. Additionally, Tenant shall reimburse Landlord for the costs Landlord may incur to have the base

                                     C-1-6

Building engineer review all mechanical, electrical, plumbing and life safety systems installed by the Additional Contractor.

               (d) Tenant, at Tenant's sole cost and expense, shall cause Tenant's architect(s) and/or engineer(s) to prepare a report, in form and substance acceptable to Landlord, for the benefit of Landlord, certifying to the compliance of the work constructed by the Additional Contractor with the plans and specifications approved by Landlord.

               (e) The Additional Contractor shall not perform and, upon the request of Landlord, whether written or oral, the Additional Contractor shall cease to perform, any activity that is disruptive to the conduct of business within the Project.

               6.   Additional Space. With respect to space added to the Leased
                    ----------------
Premises after the Commencement Date, Tenant must install at its cost, in connection with the construction of its leasehold improvements therein, the Building Standard Improvements. Additionally, Tenant shall be obligated to furnish to Landlord for its approval (which approval shall not be unreasonably withheld) Tenant Working Drawings for any leasehold improvements Tenant desires to install in space added to the Leased Premises after the Commencement Date and to otherwise comply with the provisions of Section 5.5 of this Lease.

               7.   Time is of the Essence. It is stipulated that time is of the
                    ----------------------
essence in connection with Tenant's compliance with the terms of this Exhibit C-
                                                                      ----------
1.
-

                                     C-1-7

                                  EXHIBIT C-2
                                  -----------

                  SCHEDULE OF BUILDING STANDARD IMPROVEMENTS
                  ------------------------------------------

             "Building Standard Improvements" shall mean the following leasehold
              ------------------------------
improvements:

Partitions                    One (1) lineal foot of Building Standard type II
                              partition per twelve (12) square feet of Net
                              Rentable Area leased outside the core area in the case of a full floor tenant and the Net Rentable
                              Area for a tenant on a partial floor. All required partitions will be 5/8" gypsum board, painted with Building Standard colors to be provided by Landlord.

Ceilings Acoustical lay-in panel ceiling tile, 24" x 24" x 5/8" thick suspended on a grid throughout the Leased Premises.

Lighting Fixtures             One (1) 2' x 4' recessed 3 tube fluorescent
                              lighting fixture with anodized aluminum 18 cell parabolic shaped louvers, including initial lamping, per one hundred (100) square feet of Net
                              Rentable Area.

Duplex Electric Outlets       One (1) duplex wall-mounted convenience outlet for
                              each one hundred twenty (120) square feet of Net
                              Rentable Area.

Telephone Outlets             One (1) telephone wall outlet for each two hundred
                              ten (210) square feet of Net Rentable Area.

Floor Covering                Building Standard commercial grade carpeting
                              throughout the Leased Premises.

Doors One (1) full height, solid core door with a metal frame and lever handle latch set hardware per three hundred (300) square feet of Net Rentable Area.

Light Switches                One (1) single pole light switch for each three
                              hundred (300) square feet of Net Rentable Area.
                              Group switching will be provided in open areas.

Window Coverings              One inch (1") horizontal aluminum slat mini-blinds
                              for exterior windows throughout the Leased
                              Premises.

Fire Sprinkler Heads          Ceiling mounted fire sprinkler heads throughout
                              the Leased Premises to conform with light hazard occupancy fire protection system design criteria up to one sprinkler per 125 square feet of Net
                              Rentable Area.

                                     C-2-1

                                   EXHIBIT D
                                   ---------

                       CERTIFICATE OF COMMENCEMENT DATE
                       --------------------------------

                                                                 __________, 19_

_____________________
_____________________
_____________________
_____________________
_____________________

Gentlemen:

               Please refer to that certain Lease Agreement (the "Lease") dated ________________________ by and between __________________________, a
___________ ("Landlord") and the undersigned ("Tenant"), covering office space (the "Leased Premises") in ______________ located in Collin County, Texas. Capitalized terms not defined herein shall have the meaning given to such terms in the Lease. The undersigned hereby certifies, acknowledges and represents the following to you, all as of the date hereof:

1.   The Commencement Date for all purposes under the Lease is ___________.

               2. The Lease has not been amended except as may be set forth at the end of this letter.

               The undersigned hereby agrees that this certificate may be relied upon by Landlord and its lenders and partners, as well as their respective successors and assigns.

                                     Very truly yours,

                                     TENANT:



                                     _______________________


                                     By:_______________________________________
                                     Name:_____________________________________
                                     Title:____________________________________

Amendments to Lease:

AGREED AND ACCEPTED
this _____ day of _______, 19___.

LANDLORD:

___________________

By:_____________________________
Name:___________________________
Title:__________________________

                                   EXHIBIT E
                                   ---------

                          PROJECT RULES & REGULATIONS
                          ---------------------------

               1. Sidewalks, doorways, vestibules, halls, stairways, elevator lobbies and other similar areas in the common areas of the Building shall not be used for the storage of materials or disposal of trash, be obstructed by tenants or Landlord, or be used by tenants or Landlord for any purpose other than entrance to and exit from the tenant's leased areas and the Building and for going from one part of the Building to another part of the Building and/or Complex.

               2. Plumbing fixtures shall be used only for the purposes for which they are designed, and no sweepings, rubbish, rags or other unsuitable materials shall be disposed into them. Damage resulting to any such fixtures proven to result from misuse by a tenant, and not by Landlord's cleaning contractors responsible for cleaning the tenant's leased area and the Building, shall be the liability of said tenant.

               3. Signs, advertisements, graphics or notices visible in or from public corridors, any common area or public areas of the Building or from outside the Building shall be subject to Landlord's (or Landlord's property manager's) prior written approval. No part of the Complex may be defaced by tenants.

               4. Significant movement in or out of the Building of furniture, office equipment, or any other bulky or heavy materials shall be restricted to such hours as Landlord (or Landlord's property manager) shall reasonably designate. Landlord (or Landlord's property manager) will determine the method and routing of the movement of said items so as to ensure the safety of all persons and property concerned and Tenant shall be responsible for all costs and expenses associated therewith. Advance written notice of intent to move such items must be made to the Landlord (or Landlord's property manager) at least twenty-four (24) hours before the time of such move. For nonsignificant movement in or out of the Building of portable items which do not require use of dollies or other moving equipment, notice to Landlord (or Landlord's property manager) shall not be required.

               5. All deliveries (including messenger deliveries but excluding deliveries of small hand carried parcels) to a tenant's leased premises shall be made through the freight elevators. Passenger elevators are to be used only for the movement of persons. Delivery vehicles shall be permitted only in such areas as are designated by Landlord, from time to time, for deliveries to the Building. Absolutely no carts or dollies are allowed through the main entrances of the Building or on passenger elevators without the prior written consent of Landlord (or Landlord's property manager). Tenants may obtain the prior written consent of Landlord (or Landlord's property manager) for any exception to the provisions of this Paragraph 5.

               After-hours removal of hand carried items must be accompanied by an "Equipment Removal Form" or "Property Pass" [to be provided by Landlord (or Landlord's property manager)]. A letter signed by an authorized representative of a tenant on such tenant's letterhead will also be acceptable. A list of persons authorized to sign the Equipment Removal Form or Property Pass (and any amendments thereto) will be furnished by each tenant to Landlord and Landlord shall be entitled to rely thereon. Each tenant shall have the right to amend such list from time to time upon written notice to Landlord (or Landlord's property manager).

               6. Landlord (or Landlord's property manager) shall have the authority to approve the proposed weight and location of any safes and heavy furniture and equipment, which shall in all cases stand on supporting devices approved by Landlord in order to distribute the weight.

               7. Corridor doors which lead to common areas of the Building (other than doors opening into the elevator lobby on floors leased entirely to a tenant) shall be kept closed at all times.

               8. Each tenant shall cooperate with Landlord (and Landlord's property manager) in keeping its leased area neat and clean. No tenant shall employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel without prior approval of Landlord (or Landlord's property manager).

               9. All freight elevator lobbies are to be kept neat and clean. The disposal of trash or storage of materials in these areas is prohibited.

               10. No vehicles, bicycles, motorcycles, birds, fish or other animals shall be brought into or kept in, on or about the Building (except for Seeing Eye dogs).

               11. Tenants shall not tamper with or attempt to adjust temperature control thermostats in their leased premises and shall not use any additional methods of heating or air-conditioning. Landlord shall promptly respond to each tenant's notices as to, and Landlord (or Landlord's property manager) shall adjust thermostats as required to maintain, the Building standard temperature. Each tenant shall use reasonable efforts to keep all window blinds down and tilted at a 45 degree angle toward the street to help maintain comfortable room temperatures and conserve energy.

               12. Each tenant will comply with all access control procedures necessary both during business hours and after hours and on weekends. Landlord will provide each tenant with prior notice of such access control procedures and any changes thereto promptly.

               13. Tenants are requested to lock all office doors leading to corridors and to turn out all lights at the close of their working day; provided, however, that no tenant shall be responsible to ensure that Landlord's cleaning contractor locks doors and turns out lights after cleaning the tenant's leased premises.

               14. All requests for overtime air conditioning or heating must be submitted in writing to Landlord (or Landlord's property manager) by an authorized representative of the tenant. A list of persons authorized to request such overtime services (and any amendments thereto) will be furnished by the tenant to Landlord and Landlord shall be entitled to rely thereon. Any such request must be made by 2:00 p.m. on the day desired for weekday requests, by 2:00 p.m. Friday for weekend requests and by 2:00 p.m. on the preceding Business Day for holiday requests. Requests made after that time may result in an additional charge to such tenant, if acted upon by Landlord, but Landlord is in no event obligated to act on untimely requests.

               15. No flammable or explosive fluids or materials shall be kept or used within the Building except in areas approved by Landlord, and each tenant shall comply with all applicable building and fire codes relating thereto.

               16. Tenants may not make any modifications, alterations, additions or repairs to their leased premises and may not install any furniture, fixtures or equipment in their leased premises which is in violation of any applicable building and/or fire code governing their leased premises or the Project. The tenant must obtain prior approval from Landlord (or Landlord's property manager) of any such alterations, modifications and additions and shall deliver "as built" plans therefor to Landlord (or Landlord's property manager), upon completion, except as otherwise permitted in the tenant's lease. Such alterations include, but are not limited to, any communication equipment and associated wiring which must meet fire code. The Contractor conducting the modifications and additions must be a licensed contractor, is subject to all rules and regulations of Landlord (and Landlord's property manager) while performing work in the Building and must obtain all necessary permits and approvals prior to commencing the modifications and additions.

               17   No vending machines of any type shall be allowed in tenant space without the prior written consent of Landlord (or Landlord's property manager).

               18. All locks for doors in each tenant's leased areas shall be Building Standard except as otherwise permitted by Landlord and no tenant shall place any additional lock or locks on any door in its leased area without Landlord's (or Landlord's property manager's) written consent except as otherwise permitted in such tenant's lease. All requests for duplicate keys shall be made to Landlord (or Landlord's property manager).

               19. No tenant shall interfere in any way with other tenants' (or their visitors') quiet enjoyment of their leased premises.

               20. Landlord (or Landlord's property manager) will not be liable or responsible for lost or stolen money, jewelry or other personal property from any tenant's leased area or public areas of the Building or Project.

               21. No machinery of any kind other than normal office equipment shall be operated by any tenant in its leased area without the prior written consent of Landlord (or Landlord's property manager).

               22. Canvassing, peddling, soliciting and distribution of hand bills in the Building (except for activities within a tenant's leased premises which involve only such tenant's employees) is prohibited. Each tenant is requested to notify Landlord (or Landlord's property manager) if such activities occur.

               23. A "Tenant Contractor Entrance Authorization" form [to be supplied by Landlord (or Landlord's property manager)] will be required for the following:

                    (A) Access to Building mechanical, telephone or electrical rooms (e.g., GTE or Southwestern Bell Telephone employees).

                    (B)  After-hours freight elevator use.

                    (c) After-hours building access by tenant's contractors. Please note that the tenant will be responsible for contacting Landlord's property manager in advance for clearance of such tenant contractors.

               All tenants will refer all contractors, contractors' representatives and installation technicians tendering any service to them to Landlord for Landlord's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building (other than work under contract for installation or maintenance of security equipment or banking equipment), including, but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building.

               24. Smoking is not permitted in the restrooms, stairwells, elevators, public lobbies, public corridors or entrances to the Building.

               25. Each tenant and their contractors are responsible for removal of trash resulting from large deliveries or move-ins. Such trash must be removed from the Building and Building facilities may not be used for dumping. If such trash is not promptly removed, Landlord (or Landlord's property manager) may cause such trash to be removed at the tenant's sole cost and expense plus a reasonable additional charge to be determined by Landlord to cover Landlord's administrative costs in connection with such removal.

               26. Tenants may not install, leave or store equipment, supplies, furniture or trash in the common areas of the Building (i.e., outside their leased premises).

               27. Each tenant shall provide Landlord's property manager with names and telephone numbers of individuals who should be contacted in an emergency.

               28. Tenants shall comply with the Building life safety program established by Landlord (or by Landlord's property manager), including without limitation fire drills, training programs and fire warden staffing procedures, and shall exercise all reasonable efforts to cause all tenant employees, invitees and guests to comply with such program.

               29. To insure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc., shall be delivered to any leased area except by persons appointed or approved by Landlord in writing.

               30. Should a tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will direct the electricians where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall approve. Electric current shall not be used for space heaters, cooking or heating devices or similar appliances without Landlord's prior written permission.

               31. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.

               32. No portion of any tenant's leased area shall at any time be used or occupied as sleeping or lodging quarters, nor shall personnel occupancy loads exceed limits reasonably established by Landlord for the Building.

                                   EXHIBIT F

                                    [LOGO]


SUITES 480/470/440          ONE PRESTON PARK SOUTH


                              [PLAN APPEARS HERE]


          RIGHT OF FIRST OFFER SPACE DENOTED BY AREAS LINED ON PLAN.

March 4, 1999

CERTIFICATE OF COMMENCEMENT DATE
--------------------------------

Mr. Dave Wagner
Entrust Technologies Incorporated
4975 Preston Park Boulevard
Suite 400
Plano, TX 75093

Dear Mr. Wagner:

Please refer to that certain Lease (the "Lease") dated JANUARY 19, 1999 by and between HMS OFFICE, LIMITED PARTNERSHIP, a DELAWARE LIMITED PARTNERSHIP (the "Landlord") and the undersigned ("Tenant"), covering office space (the "Leased Premises"), SUITE 400, in Plano located in Collin county, Texas. Capitalized terms not defined herein shall have the meaning given to such terms in the Lease. The undersigned hereby certifies, acknowledges and represents the following to you, all as of the date hereof:

1.   The Commencement Date for all purposes under the Lease is February 19,
     1999.

2. The Lease has not been amended except as may be set for at the end of this letter.

The undersigned hereby agrees that this certificate may be relied upon by Landlord and its lenders and partners, as well as their respective successors and assigns.

Please sign where indicated and return this original document to the Management Office, Suite 660 in One Preston Park South.


Sincerely,


Randy L. Galow
Randy L. Galow, CPM(R)
Property Manager

TENANT:

ENTRUST TECHNOLOGIES INCORPORATED

By:    David J. Wagner
       -----------------------------
       (Signature)
Name:  David J. Wagner
       -----------------------------
       (Print Name)
Title: Controller & Treasurer
       -----------------------------

Amendments to Lease:  None